APPRAISAL REPORT

                                       OF

                            29 NORTH SHOPPING CENTER
                              1550 U.S. HIGHWAY 29
                               CANTONMENT, FLORIDA

                                    (C97-149)

                                       FOR

                                MR. LARRY MILLER
                             MERRILL LYNCH & COMPANY
                      WORLD FINANCIAL CENTER - NORTH TOWER
                               NEW YORK, NY 10281

                                      AS OF

                                 AUGUST 13, 1997
                                OCTOBER 18, 1997

                                       BY

                        HOWARD J. PORTER, JR., MAI, CCIM
                      MATTHEW S. RICE, ASSOCIATE APPRAISER
                            H. J. PORTER & ASSOCIATES
                                 631 STAGE ROAD
                                   P.O. BOX 28
                           AUBURN, ALABAMA 36831-0028
                                 (334) 826-8682


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                             H.J. Porter & Associates
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                      [H.J. PORTER & ASSOCIATES - LETTERHEAD]

                                                              September 11, 1997

Mr. Larry Miller
Merrill Lynch and Company
World Financial Center - North Tower
New York, NY 10281

                                                    Re: 29 North Shopping Center
                                                        1550 U.S. Highway 29
                                                        Cantonment, Florida

Dear Mr. Miller:

At your request, the undersigned Associate has inspected and we have made an appraisal of the above referenced property. The purpose of this appraisal was to determine the "As Is" market value of the leased fee interest and the Prospective Market Value "At Stabilized Occupancy" of the leased fee interest in the subject property, one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. AS SUCH, THE ESTIMATED VALUES OF THE SUBJECT PROPERTY ARE SUBJECT TO THE ABOVE CONDITIONS.

This complete appraisal, communicated in a self contained narrative report, has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) as amended by the Comptroller of the Currency.

The property was valued at two points in time: "As Is", as of the date of inspection by the Associate Appraiser and "At Stabilized Occupancy", which considers the projected lease commencement dates for Winn Dixie and Revco. The developer has completed the building, but tenant improvements are underway at Winn Dixie. Based on projections found herein, the estimated date of Stabilized Occupancy is estimated for October 18, 1997. Thus, there is an approximate two month rent loss to bring the property to a stabilized occupancy level.

This complete appraisal communicated in a self contained narrative report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP). Based upon our investigation into the subject property, and its current economic environment, we are of the opinion that the subject's leased fee interest has market values as follows:






123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Larry Miller
September 11, 1997
Page #2

           PROSPECTIVE MARKET VALUE ESTIMATE
           "AT STABILIZED OCCUPANCY"
           AS OF OCTOBER 18, 1997

                       FIVE MILLION FIFTY THOUSAND DOLLARS
                                  ($5,050,000)

           "AS IS" MARKET VALUE ESTIMATE
           AS OF AUGUST 13, 1997

                        FIVE MILLION TEN THOUSAND DOLLARS
                                  ($5,010,000)

Please note that this report is subject to the contingent and limiting conditions as found in the addendum. It should be noted that our employment was not conditional upon our producing a specific value with a given range. Future employment prospects with Merrill Lynch and Co. are not dependent upon our producing a specified value. Also, neither payment of our fee, nor our employment are/were based upon whether a loan application is approved or disapproved. We appreciate the opportunity to be of service to you in this matter.

The attached report is submitted in support of these conclusions.

                              Yours very truly,

/s/Howard J. Porter, Jr.              /s/Matthew S. Rice
--------------------------------      ------------------------------------------
Howard J. Porter, Jr., MAI, CCIM      Matthew S. Rice, Associate
Certified General Real Property       Certified General Real Property
Appraiser                             Appraiser
Alabama Certificate #G51              Florida Temporary Practice Permit #0001153



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                             H.J. Porter & Associates
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                                TABLE OF CONTENTS

Special Assumptions and Limiting Conditions ...............................    1
Intended Use of Appraisal .................................................    1
Environmental Considerations ..............................................    1
Scope of the Assignment ...................................................    2
Type Appraisal/Type Report ................................................    2
Date of Value Estimate ....................................................    2
Exposure Time .............................................................    3
Property Ownership ........................................................    3
Property Location .........................................................    4
Zoning/Public Utilities ...................................................    4
Legal Description/Land Size ...............................................    5
Ad Valorem Tax Analysis ...................................................    7
Purpose of Appraisal/Definition of Value ..................................    9
Rights Appraised ..........................................................    9
Area Analysis - Pensacola, Florida ........................................   10
Neighborhood Analysis .....................................................   18
Site Analysis .............................................................   20
Description of Subject Improvements .......................................   22
Highest and Best Use ......................................................   24
The Appraisal Process .....................................................   26
Land Value - Direct Comparison ............................................   29
Cost Approach to Value ....................................................   35
Income Approach to Value ..................................................   38
Sales Comparison Approach .................................................   57
Reconciliation and Final Value Estimate ...................................   71
Valuation - "As Is" .......................................................   72
Certification .............................................................   73

EXHIBITS

   Location Map ...............................................   Facing Page 4
   Tax Map Location ...........................................   Facing Page 7
   State Map ..................................................   Facing Page 10
   Subject Photographs ........................................   Facing Page 18
   Site Plan ..................................................   Facing Page 20
   Land Sales Map .............................................   Facing Page 33
   Rental Map .................................................   Facing Page 39
   Improved Sales Map .........................................   Facing Page 68

ADDENDUM II

   Korpacz Real Estate Investor Survey
   Engagement Letter
   Assumptions and Limiting Conditions
   Qualifications
   Certifications

                                                  H.J. Porter & Associates, Inc.
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SPECIAL ASSUMPTIONS AND LIMITING CONDITIONS                                    1

The values estimated herein are contingent upon the Winn Dixie and Revco leases commencing on the developer's projected commencement dates. According to Terry Templeton, with Newton, Oldacre, McDonald, the projected lease commencement date for Winn-Dixie is September 18, 1997. Based on review of the Revco (Big B) lease agreement, the Revco lease must commence within 30 days after the opening of the Winn Dixie Store.

The appraisers are unable to pinpoint a lease commencement date for Revco. Based on the information available and the fact that construction of interior trade fixtures has not yet begun within this space, lease commencement is projected for 30 days after the projected Winn Dixie commencement, or October 18, 1997. The values communicated herein are subject to the above leases commencing on the above projected dates. The appraisers reserve the right to alter the value conclusions found herein if actual lease commencement dates vary substantially from the above projections.

The Revco lease states that they had the right to terminate the lease agreement if the improvements were not completed by October 1, 1996 and in all events if not completed by December 31, 1996. Discussions with representatives of the owners of the subject property revealed that the option to terminate was not executed and that the Revco lease will commence by October 18, 1997. The values communicated herein are contingent upon the Revco lease agreement commencing on October 18, 1997.

INTENDED USE OF APPRAISAL

This appraisal has been requested to function as an underwriting guide for mortgage loan purposes and for use in securitization of mortgages. Accordingly, this appraisal may be provided by Merrill Lynch & Co. to potential investors in a securitization or other sale of mortgage loans.

The appraisal is undertaken without departure in accordance with USPAP as promulgated by the Appraisal Foundation.

ENVIRONMENTAL CONSIDERATIONS

According to a Phase I Environmental Site Assessment conducted June 21, 1995 by Hazclean Environmental Consultants, Inc., there were no significant environmental liabilities at the subject site. The appraised value contained herein assumes that the subject is free of any environmental contamination or atypical soil conditions.


                                                  H.J. Porter & Associates, Inc.
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SCOPE OF THE ASSIGNMENT                                                        2

The subject property, a neighborhood shopping center, is one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under one management, and subject to stringent release provisions.

The scope of the assignment includes undertaking the three traditional approaches to value with consideration given to the current status of the retail market in Cantonment, Florida and the surrounding market area. In the Cost Approach, local real estate professionals and appraisers were contacted and a search of public records undertaken to locate comparable land sales. A detailed inspection of the site and improvements was made by the Associate Appraiser. Construction details were obtained from the physical inspection and a site plan prepared by South and Associates, Inc. dated December 12, 1995. Current cost estimates were obtained from the Marshall Valuation Service, a nationally recognized cost service indexed to the Pensacola, Florida market.

In the Income Approach to Value, a survey of local retail market conditions was made by interviewing local leasing and management agents to determine if the contract rents for the local shop space was competitive and market oriented. Expense comparables were studied and local management companies were interviewed to estimate the appropriate expense deductions. The resulting net operating income was then capitalized into a present value estimate by direct capitalization. Where information was provided, the comparable improved sales found in the market approach sold on direct capitalization of stabilized net operating income rather than discounted cash flow analysis. The overall capitalization rate was derived from market sales, builtup rates using current market rates for debt and equity, and from published investor surveys.

The Sales Comparison Approach was developed after a search for sales of similar shopping centers. To locate appropriate sale comparables, Realtors(R), appraisers, mortgage lenders, and developers were interviewed. The sales located were compared to the subject with adjustments made for items of difference. After development of the three approaches, the value indications derived were reconciled to provide a value estimate for the subject property as of the effective date of appraisal.

TYPE APPRAISAL/TYPE REPORT

In accordance with the Uniform Standard of Profession Appraisal Practice, the appraisers have performed a "Complete" appraisal according to Standard Rule 1 and the communication to the client is a "Self-contained Appraisal Report" in accordance with Standard Rule 2-2 (a).

DATE OF VALUE ESTIMATE

The subject was valued at two points in time: "As Is", as of the date of inspection by the associate Appraiser and "At Stabilized Occupancy", as of the estimated date of stabilized occupancy - October 18, 1997. The "At Stabilized Occupancy" value represents a prospective market value estimate.


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DATE OF VALUE ESTIMATE - (CONTINUED)                                           3

The data utilized in preparing this appraisal was researched, gathered, and/or updated during the period August 9 through September 10, 1997. The Date of Report is September 11, 1997, which is the date of the transmittal letter.

The Dictionary of Real Estate Appraisal, 3rd Edition, Page 283, defines Prospective Value Estimate as:

     "A forecast of the value expected at a specified future date. A prospective value estimate is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the appraisal report is written."

EXPOSURE TIME

The exposure time for the subject property, to obtain the values communicated herein, is estimated to have been within one year or less. This exposure period assumes competent sales and marketing efforts, the property is maintained in a marketable condition, and that the property is sold for "market value" as defined herein. The estimated exposure period is based upon the marketing period for the comparable sales found in the Sales Comparison Approach.

PROPERTY OWNERSHIP

The subject property is under the ownership of:

                            Cantonment Partners, Ltd.
                                 P.O. Box 680176
                              250 Washington Street
                              Prattville, AL 36067

The 7.712 acre property was assembled by Cantonment Partners, Ltd. in three separate transactions that occurred on January 5, 1997 for a total price of $580,000. There were old improvements on the property at the time of sale which did not contribute to the value of the site. The separate transactions are recorded in OR Book 3898 Page 549 ($225,000), OR Book 3898 Page 515 ($325,000),
and OR Book 3898 Page 584 ($30,000). The sellers were James C. and Kathleen H. Jennings, Level M. Keen and Juanita F. Keen, and Frank and Patsy Kennedy, respectively. The property has subsequently been developed with the subject shopping center. No other transactions involving the subject property as a whole have occurred within a three year period. Additionally, to the best of our knowledge, there are no pending offers to purchase the subject property nor is it currently listed for sale.


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                                  LOCATION MAP
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PROPERTY LOCATION                                                              4

The subject property is located on the northeast corner of U.S. Highway 29 and Tate School Road. The subject property also has frontage along Old Chemstrand Road and State Road No. 95A. The property is located in unincorporated Escambia County, Florida. It is located by street address as:

                            29 North Shopping Center
                              1550 U.S. Highway 29
                               Cantonment, Florida

ZONING/PUBLIC UTILITIES

The subject property is located in an unincorporated area of Escambia County, Florida and falls under the County's zoning jurisdiction. The property is currently zoned GBD, Gateway Business District. The district is intended to enhance the US 29 corridor as a visually attractive, well planned business community. To accomplish this purpose, stringent site development standards established building setbacks, landscaping and buffering. Predominant uses include sales and service establishments, business offices, and manufacturing. Permitted uses include all uses allowed in C-1 and C-2, as well as planned business developments. Thus, allowed uses include a wide variety of commercial and service uses, including shopping centers.

Zoning regulations for this property type and district require front and rear yards of 15 feet and a side yard of 10 feet. There is no minimum site area or width. The maximum impervious cover ratio is 85%. One parking space per 500 square feet of building area is required. Based on an analysis of the site plan prepared by South and Associates, Inc, dated December 12, 1995, the subject property appears in compliance with the above zoning requirements.

The subject has access to all necessary public utilities, including electric, sanitary sewer, natural gas, and telephone in sufficient quantities to sustain commercial development. The city of Gonzalez provides water; Escambia County Utilities Association provides sanitary sewer service, Gulf Power Company provides electricity; and Energy Services of Pensacola provides natural gas. Public services such as police and fire protection are amply provided for by Escambia County.



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LEGAL DESCRIPTION/LAND SIZE                                                    5

The legal description for the subject property was obtained from a survey prepared by Gustin, Cothern, & Tucker, Inc., on September 26, 1995 and provided by the owners, Cantonment Partners, Ltd. The subject property is legally described as:

     A parcel of land situated in Section 14, Township 1 North, Range 31 West, Escambia County, Florida and being more particularly described as follows:

     Commencing at an iron pipe at the Southwest corner of Manuel Gonzalez Grant in Section 14, Township 1 North, Range 31 West, Escambia County, Florida; thence N50 degrees 40'27" E along the line of Manuel Gonzalez Grant for a distance of 1326.05 feet; thence N44 degrees 21'45" W a distance of 55.63 feet to a capped iron ro #1292 at the intersection of the northeasterly right-of-way line of U.S. Highway No. 29 (200' R/W) and the northwesterly right-of-way line of Old Chemstrand Road (100' R/W); thence continue N44 degrees 21'45" W along the northeasterly right-of-way line of U.S. Highway No. 29 for a distance of 244.87 feet to a capped iron rod #3774 and the POINT OF BEGINNING; thence continue N44 degrees 21'45" W for 528.27 feet to a capped iron rod #3578 on the south right-of-way-line of Tate School Road (Zunnan Blvd. - 100'R/W); thence N45 degrees 20'30" E along south right-of-way line for 935.11 feet to a capped iron rod #3578 being the northwesterly corner of property conveyed to Kenneth E. Boothe, Sr. and Gloria F. Boothe, in O.R. book 2641, page 757; thence S44 degrees 56'45" E along the westerly line of property described in O.R. book 2641, page 757 for 120.77 feet to a 1" iron pipe; thence N55 degrees 02'55" E along the southerly line of property described in O.R. Book 2641, page 757 for 194.88 feet to a 1" iron pipe (disturbed) on the west right-of-way line of State Road No. 95-A (A.K.A. Old Palafox Highway - 66'R/W) said point being a curve concave to the southwest and having a radius of 3508.02 feet, thence southeasterly along said curve through a central angle of 06 degrees 09'45" and arc distance of 277.32 feet, (chord = 377.13, chord bearing S29 degrees 28'06"): to a state road department concrete monument marking the point of tangency; thence S26 degrees 23'14" E along west right-of-way line for 297.52 feet to a capped iron pipe #1292 on the north right-of-way line of Old Chemstrand Road (100' R/W) then S49 degrees 12'11" W along the northerly right-of-way line for 210.86 feet to a capped iron rod #3774 being the southeasterly corner of property conveyed to A.R. Holland, Inc., in O.R. book 3179, page 431; thence N44 degrees 19'59" W along the easterly line of property described in O.R. book 3179, page 431 for 245.10 feet to an iron rod (disturbed); thence S49 degrees 07'53" W along the northerly line of property described in O.R. book 3179, page 431 for 189.87 feet to the Point of Beginning. This property contains 7.712 acres, more or less.

The subject property is irregular in shape and contains a total land area of
7.712 acres. The subject parcel has approximately 528 feet of frontage on U.S. Highway 29, 211 feet along Old Chemstrand Road, 395 feet along Tate School Road, and approximately 675 feet of frontage along County Road No. 95-A.

As indicated previously, the subject property is one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. The other shopping centers included in the portfolio are listed as follows:

Greenbrier Station Shopping Center
Anniston, AL


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LEGAL DESCRIPTION/LAND SIZE - (CONTINUED)                                      6

Clanton Marketplace
Clanton, AL

Betts Crossing Shopping Center
Opelika, AL

Opp Marketplace
Opp, AL

Russell Crossing Shopping Center
Phenix City, AL

59 West Shopping Center
Bessemer, AL

Nine Mile Plaza Shopping Center
Pensacola, FL

Parker Shopping Center
Parker, FL

The "Y" Shopping Center
Panama City Beach, FL

Mandeville Marketplace
Mandeville, LA

Brownsville Place Shopping Center
Brownsville, TN

Chicot Crossing Shopping Center
Pascagoula, MS

Delchamps Plaza.
Long Beach, MS

One Main Place
Moss Point, MS


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                                TAX MAP LOCATION
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AD VALOREM TAX ANALYSIS                                                        7

The subject parcel is under the taxing authority of the Escambia County Property Appraiser's Office. The property was purchased in 1996 by Cantonment Partners, Ltd and is currently identified with the following tax identification #'s:

14-1N-31-1007-003-013
14-1N-31-1007-001-014
14-1N-31-1007-000-015
14-1N-31-1007-002-011
14-1N-31-1007-003-011

For the 1996 tax year, tax parcel 14-1N-31-1007-003-013 was a part of the larger parcel 14-1N-311007-001-013. The 1997 assessments and millage rate are not yet available. The subject property was taxed as follows in 1996:

Parcel I.D. #'s:                    14-1N-31-1007-001-013(*)
                                    14-1N-31-1007-001-014
                                    14-1N-31-1007-000-015
                                    14-1N-31-1007-002-011
                                    14-1N-31-1007-003-011

* Only a portion of the subject property is now contained within this tax parcel. As explained above, the subject portion is now identified as tax parcel 14-1N-31-1007-003-013.

Total Value:                        Land:                     $162,320
                                    Improvements:             $ 21,460
                                                              --------
                                    Total:                    $183,780

Assessment Ratio:                   100%

Local Millage Rate:                 $18.9170 per $1,000 of assessed value

Total 1996 Tax:                     $3,476.57

It should be noted that the 1996 taxes for parcel 14-1N-31-1007-002-011 had not yet been paid as of the date of inspection. The current amount owed including penalties is $1,741.24 if paid by January 31, 1988. According to information obtained from the Escambia County Tax collector's Office, the 1996 taxes on the other four parcels that comprise the subject property have been paid.

Due to the subject's recent completion, the subject property has not yet been taxed as a shopping center. In order to estimate the subject's stabilized taxes, three shopping centers were analyzed on


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AD VALOREM TAX ANALYSIS - (CONTINUED)                                          8

the basis of the tax assessor's value per square foot. The comparable properties used to estimate the subject's assessed value are illustrated in the following table.


================================================================================
AD VALOREM TAX ANALYSIS
================================================================================
Comparable Name              Yr. Built     Size-SF      App.Value       Value/SF

Food world Supercenter         1992        59,866       $2,574,330       $43.00

Ensley Square                  1976        60,630       $2,144,230       $35.37
================================================================================

The tax assessor's value per square foot for the two comparables range from $35.37 to $43.00. As indicated in the above table, both of the comparables are older than the subject property. The Food World Supercenter is most comparable in terms of age and overall quality. Considering the above tax comparables, the assessment for the subject property is estimated at $45.00 per square foot, which is slightly above the comparable range. From this estimate of value, the subject's taxes are calculated in the following table, which shows a division of taxes between Winn Dixie and the remainder of the shopping center. Winn Dixie's size estimate is based upon the gross building area.

================================================================================
                             SUBJECT'S ESTIMATED TAX
================================================================================
                                         Total         Winn Dixie     Remainder
Building Area                           62,540           48,500        14,040

Estimated Value Per SF                  $45.00           $45.00        $45.00
                                        ------           ------        ------
Total Estimated Assessed Value        $2,814,300       $2,182,500     $631,800

1996 Millage Rate                      .0189170         .0189170      .0189170

Estimated Tax                           $53,238          $41,286       $11,952

Estimated Tax Per SF                     $0.85            $0.85         $0.85
================================================================================


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PURPOSE OF APPRAISAL/DEFINITION OF VALUE                                       9

The purpose of the appraisal is to estimate the market value of the leased fee interest in the subject property. Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the Glossary to the Uniform Standards of Professional Appraisal Practice, as:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their best interest;

3.   A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "Leased Fee Estate." The Dictionary of Real Estate Appraisal, 3rd Edition, Page 204, defines Leased Fee Estate as, "an ownership interest held by a Landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor "the leased fee owner" and the leased fee are specified by contract terms contained within the lease." A lease Synopsis for each of the subject's leases is found in the addendum.


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                                    AREA MAP
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AREA ANALYSIS - PENSACOLA, FLORIDA                                            10

The subject property is located in unincorporated Escambia County near the municipal boundaries of Cantonment, Florida. This situates the property within the Pensacola Metropolitan Statistical Area. The Pensacola Metropolitan Statistical Area (MSA) consists of two counties - Escambia and Santa Rosa. The City of Pensacola, is the largest city in the MSA, and an analysis of the subject's environment should begin with the City of Pensacola and the MSA in general. The four basic factors which must be considered in analyzing an area include:

     1 - Physical and Locational Factors
     2 - Economic Considerations
     3 - Governmental Considerations
     4 - Social Factors

Each of these factors is discussed with conclusions as to their effect on the subject property.

PHYSICAL AND LOCATIONAL FACTORS

The subject property is located in unincorporated Escambia County, Florida, which situates the property within the Pensacola Metropolitan Area. Pensacola is located in the extreme western section of the Florida panhandle. The area is bordered to the north by Escambia County, Alabama, to the east by Okaloosa County, Florida, to the south by the Gulf of Mexico, and to the west by Baldwin County, Alabama. The Pensacola MSA covers a land area of 1,685 square miles. The City of Pensacola is the dominant urban area in the region. The smaller municipalities in the area include Milton, Pace, Gulf Breeze, and Cantonment.

The city is recognized for its excellent port facility and deep water channel. The channel extends the length of Pensacola Bay from the Gulf of Mexico. This water channel connects with the inland industrial facilities found along the Escambia River. Pensacola is moderately industrialized with a relatively diverse range of industries attracted to the area's waterway system and port facilities, as well as the area's natural resources.

The area's land, water and air transportation system as well as terminal facilities are well developed and play an important role in the operation and growth of the economy. As expected by a port city, the dominant system is the water transport system accommodating ocean-going and inland river/canal transport and supporting the area's industrial base. The Pensacola area is served by 3 federal highways, 1 interstate highway system, 2 raikoad systems, 6 commercial airlines, 1 bus line and numerous steamship/barge lines.

The interstate highway system makes Pensacola an excellent base for distribution. Interstate 10 extends through Escambia and Santa Rosa Counties, and offers east-west access from Jacksonville, Florida to San Diego, California. Interstate 65 is located in Mobile 65 miles to the west. This


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AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)                                11

PHYSICAL AND LOCATIONAL FACTORS

interstate originates in south central Mobile and extends northwardly terminating in Chicago, Illinois. Both interstates are heavily traveled and accommodate a large volume of local and long distance traffic. Construction has been completed on the I-110 spur to Downtown Pensacola. These improvements will continue to provide an excellent highway system necessary for commerce.

Water transportation has contributed significantly to the economic development of the area. The City operates the Port of Pensacola. There is a total of 50 acres of port facility with 460,000 sq.ft. of warehouse space. Convenient access to both railway and interstate transportation is available at the port. Freight rail service in Pensacola is provided by Burlington Northern and CSX Transportation. Passenger service is provided by Amtrak.

ECONOMIC CONSIDERATIONS

The Pensacola Metropolitan Area has a relatively diverse economic base, with the major industries being paper, chemicals, auto parts, textiles and electronics. These industries are attracted to the area's natural resources which include abundant water supplies required for paper and chemical processing (and transportation), extensive timber lands in the surrounding areas that provide raw materials for paper production, a port and river system that support water transport and oil and gas reserves. Additionally, the mild climate and abundant recreational water (and related) resources are fueling a growing tourist/convention industry.

Per Capita Income in an area indicates the overall potential of residential and retail sectors of the local real estate industry. In the case of residential property, increasing income at a rate greater than inflation influences the trade-up factor in housing whereby individuals are able to purchase more expensive housing or are able to renovate and add to their existing homes. Retail sales also benefit when people have more disposable income. Per Capita Income in Pensacola has increased by a factor of 86.6% between 1980 and 1990. This trend is projected to soften to a rate of 57.8% in the current decade. The following table illustrates historical and projected Per Capita Income for Escambia County.


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AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)                                12

Economic Considerations - (Continued)


              ====================================================
                        ESCAMBA COUNTY Per Capita Income
                       (in Millions, rounded to Thousands)
              ====================================================
                        1970                       3282

                        1980                      8,039

                        1990                     15,002

                        1995                     18,509

                        2000                     23,668

                        2005                     30,351
              ====================================================
              Source: Pensacola Area Chamber of Commerce, Dept. Of
                              Economic Development
              ====================================================

The regions major financial and lending institutions maintain a presence in the Pensacola area. Major banks include, AmSouth, SouthTrust, Compass, Barnett, Whitney, SunTrust, and First Union. These banks serve the needs of the region with the capacity to handle the larger lending needs of business and industry.

As an indicator of a growing economic base, taxable retail sales have increased over the past several years. The greatest growth took place in 1992 during the nationwide economic recovery following the recession of the early 1990's. Since 1992 the rate of sales growth has slowed to a more sustainable level. The following table demonstrates the change in retail sales since 1990.

      ====================================================================
                      TAXABLE RETAIL SALES - PENSACOLA MSA
      ====================================================================
                 Year                     Total               % Change
      --------------------------------------------------------------------
                 1990                 2,457,842,135              4.9

                 1991                 2,463,296,714               .2

                 1992                 2,728,671,683             10.7

                 1993                 2,936,165,865              7.6

                 1994                 3,126,552,039              6.5
      --------------------------------------------------------------------
          Source: Pensacola Area Chamber of Commerce, Dept. Of Economic
                                   Development
      ====================================================================

As noted previously, the occupational structure of the Pensacola economy is changing rapidly. The fastest growing fields are in the services sector. This change has been most evident in the healthcare field. Healthcare is now the largest private employer in the Pensacola area. However, the largest total employment in the region is in government positions. Of the twelve largest employers in the area, all levels of government account for more than 67% of the total employment. The presence of the U.S. Navy has had a great impact on the city for many decades. As the U.S. military began contracting in the Post Cold War era, Pensacola actually saw little impact on its regional economy



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AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)                                13

ECONOMIC CONSIDERATIONS - (CONTINUED)

Due to the contraction. This was due to the realignment of several military training operations which were reassigned to the Pensacola area.

The following table illustrates the twelve largest employers in the Pensacola area.


================================================================================
                          PENSACOLA MSA MAJOR EMPLOYERS
================================================================================
Company                                                               Employees
--------------------------------------------------------------------------------
Federal Government                                                      17,684
Local Government                                                         8,204
State of Florida                                                         3,996
Baptist Health Care (Health Care)                                        2,990
Sacred Heart Hospital (Health Care)                                      2,364
Monsanto Company (Nylon Fiber/Industrial Organic Chemicals)              1,500
HCA West Florida Regional Medical Center (Health Care)                   1,500
Gulf Power Company (Electric Utility)                                    1,523
Lakeview Center (Health Care)                                            1,300
Champion International Corporation (Paper Products)                      1,110
First Data Corporation                                                   1,100
Medical Center Clinic (Health Care)                                      1,127
--------------------------------------------------------------------------------
Source: Pensacola Area Chamber of Commerce, Dept. Of Economic Development
================================================================================

GOVERNMENTAL CONSIDERATIONS

The City of Pensacola has a Council-Manager form of government. The Council consists of 10 members elected for two year terms. The Manager is elected by the Council and oversees the daily operation of city government. A Mayor is also elected by the Council. The mayor only presides at council meetings but is not allowed to vote.

Escambia County is governed by a five member commission. These commissioners are elected for four year terms from the five county districts. An Administrator is elected by the Commission to oversee county operations.

Both the county and city administer their own zoning ordinances. Regional issues are handled by the West Florida Regional Planning Council. Building inspections are required for properties located in either the city or county. Each government entity maintains its own building department which provide inspection service and zoning compliance certification. Public safety is handled by each individual government. The City of Pensacola maintains its own police force as well as employing over 100 fire fighters. In the areas of the county the Escambia County Sheriffs office provides police protection while there are 16 volunteer fire stations throughout the county.


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AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)                                14

GOVERNMENTAL CONSIDERATIONS - (CONTINUED)

Florida has no individual income tax. Property and sales taxes provide necessary revenues to operate local government. Sales tax is levied on tangible items including rents, but is not levied on groceries and medicine. The current sales tax rate is 7%. A corporate income tax of 5.5% is levied using a prescribed formula.

Public utilities are provided by several major service providers. These include electricity by Gulf Power, telephone by BellSouth, gas by Energy Services of Pensacola, and water and sewer by Escambia County.

SOCIAL CONSIDERATIONS

Pensacola was first settled in 1559 by Don Tristan de Luna, a Spanish colonizer. Pensacola is known as the city of Five Flags, having been under the rulership of Spanish, French, British, Confederate, and United States governments. The city has the distinction of being the oldest settlement in Florida, and was established some six years prior to the colonization of St. Augustine. This diverse background has had a strong influence on the societal and cultural development of the area.

The cultural influences of old world Europe have directly impacted the architectural styles found throughout the city. The center of the city is Seville Quarter. This area is part of the original French settlement in Pensacola. Seville Quarter has been preserved and today serves as a centerpiece for entertainment and cultural activity. The architectural style found in the district is French Colonial with ornate iron work ornamentation and traditional brick construction.

The proximity of Pensacola to the Gulf of Mexico has undoubtedly been the greatest influence on the city throughout the centuries. Today the Gulf and Pensacola Bay are home to much large ocean going vessels than the Spanish Galleons that ported here in the 1500's. The United States Navy has the greatest maritime presence in the Pensacola area at present. Currently, there are several thousand Navy personnel based out of area stations and fields. The largest Naval facility in the area is Naval Air Station Pensacola.

A statistical study of the Pensacola area is best undertaken by examining the Pensacola MSA and more specifically Escambia County. The Pensacola MSA consists of the two most westerly counties in the Florida panhandle. These counties are Santa Rosa County to the East and Escambia County to the West. The City of Pensacola is located in Escambia County, the most populous county in West Florida.

The population of the Pensacola MSA has steadily increased over the past several decades with the greatest growth expected in the period between 1990 and 2000. The population of the MSA increased by increased by 9.5% between 1990 and 1995, an average annual increase of 1.9%.


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AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)                                15

SOCIAL CONSIDERATIONS - (CONTINUED)

The following table illustrates the historical increase as well as expected population trends for the coming decade.

           ===========================================================
                           POPULATION - PENSACOLA MSA
                                  (Thousands)
           ===========================================================
                     1970                               244.7

                     1980                               291.2

                     1990                               345.4

                     1995                               378.3

                     2000                               413.0

                     2005                               438.5
           ===========================================================
              Source: Pensacola Area Chamber of Commerce, Dept. Of
                              Economic Development
           ===========================================================

Household formation is one other factor which greatly influences the characteristics of an area. In the case of Pensacola household formation has outpaced general population growth. This factor influences the residential real estate market in particular in that more housing is necessary in order to accommodate the additional growth in the total number of households. The following table illustrates household growth in Escambia County in the recent past.

          =============================================================
                              NUMBER OF HOSUEHOLDS

                                 Escambia County
          =============================================================
                     1970                            60,800

                     1980                            81,300

                     1990                            98,800

                     1995                           106,600

                     2000                           114,800

                     2005                           121,100
          =============================================================
             Source: University of Florida, Bureau of Economic and
                               Business Research
          =============================================================



Unemployment in the second quarter of 1996 for the Pensacola MSA, was estimated at 4%. This figure illustrates a figure 1% below the average for the state of Florida and the U.S. as a whole. Unemployment is expected to remain low into the following year.


As noted in the following table, the fastest growing employment sector in the region is service producing. The expected growth between 1990 and 1995 is near 250%. The indication is that the


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AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)                                16

Pensacola area is experiencing a rapid transformation from being an industrial and manufacturing city to a financial and technological center.

The following table illustrates expected trends in employment shifts by category.

=====================================================================================
                            EMPLOYMENT BY CATEGORIES

                                  Pensacola MSA
=====================================================================================
                                                                         % Chamber
                                    1980       1990      1995      2000  (1990-1995)
-------------------------------------------------------------------------------------
Construction                        5,200     7,400     7,800    21,300     +5.4

Manufacturing                      14,200    12,800    11,900    11,200     -7.0

Transportation/Public               3,600     4,000     6,700     6,300    +67.5
Utilities

Wholesale Trade                     2,500     4,100     5,000     5,700    +22.0

Retail Trade                       11,800    18,900    27,000    29,300    +42.9

Finance/Insurance/Real Estate       2,700     4,300     5,600     5,800    +30.2

Services                            9,320     9,900    34,600    45,500   +249.5

Government                         18,300    25,200    30,100    30,000    +19.4

Total Non-farm Employment          97,600   129,700   143,200   159,800    +10.4

=====================================================================================
Source: Pensacola Area Chamber of Commerce Dept. Of Economic Development
=====================================================================================

The University of West Florida, Pensacola Junior College, Troy Sate University - Florida Region, and Pensacola Christian College all provide undergraduate and post graduate educational opportunities to area residents. The schools presently serve approximately 50,000 students annually. Public schools in the Pensacola area are well recognized for providing a quality education. The special offerings for public school participants include international and medical training programs.

Numerous cultural activities are scheduled throughout the year, to include symphony and chamber music concerts, ballet, theatre, and opera. Major area attractions include Seville Quarter, the areas restored french quarter, the National Museum of Naval Aviation, the Pensacola Civic Center, and Pensacola Beaches. Major events held in Pensacola on an annual basis include Mardi Gras in February, the Fiesta of Five Flags in June, the Spring Jazz Festival.

Recreational facilities abound throughout the Pensacola region. There are more than a dozen public and private golf courses in the area. An annual PGA seniors event is sponsored in the Pensacola area. Gulf coast beaches also provide prime recreational opportunities.

CONCLUSION

Pensacola is recognized as a major commercial center for the State of Florida, and the West Florida Gulf Coast. With excellent facilities including interstates, railways, airports, and deep water sea

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AREA ANALYSIS - PENSACOLA, FLORIDA (CONTINUED)                                17

ports, the areas transportation network serves to promote the desirability of Pensacola for Industrial and Commercial development. In addition to necessary infrastructure, the concerted efforts of local economic development agencies has greatly enhanced Pensacola's image as an industry and commerce friendly community. An abundance of social and cultural activities serve to promote the livability of the Pensacola metro area. The ability of Pensacola to attract investment capital should serve to promote sustained growth through the foreseeable future.



                                                  H.J. Porter & Associates, Inc.

                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                 [PHOTOGRAPHS]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   Neighborhood View Northwest along U.S. Highway 29

5.   Neighborhood View Southeast along U.S. Highway 29

6.   View along Old Chemstrand Road



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                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                 [PHOTOGRAPHS]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   Neighborhood View Northwest along U.S. Highway 29

5.   Neighborhood View Southeast along U.S. Highway 29

6.   View along Old Chemstrand Road


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                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                 [PHOTOGRAPHS]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   Neighborhood View Northwest along U.S. Highway 29

5.   Neighborhood View Southeast along U.S. Highway 29

6.   View along Old Chemstrand Road



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                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                 [PHOTOGRAPHS]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   Neighborhood View Northwest along U.S. Highway 29

5.   Neighborhood View Southeast along U.S. Highway 29

6.   View along Old Chemstrand Road


                                                  H.J. Porter & Associates, Inc.
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                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                 [PHOTOGRAPHS]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   Neighborhood View Northwest along U.S. Highway 29

5.   Neighborhood View Southeast along U.S. Highway 29

6.   View along Old Chemstrand Road


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                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                 [PHOTOGRAPHS]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   Neighborhood View Northwest along U.S. Highway 29

5.   Neighborhood View Southeast along U.S. Highway 29

6.   View along Old Chemstrand Road


                                                  H.J. Porter & Associates, Inc.

NEIGHBORHOOD ANALYSIS

The term neighborhood is defined in "The Appraisal of Real Estate" 11th Ed. at page 189 as "a group of complementary land uses."

The four basic factors which must be considered in analyzing a neighborhood or district, as in an area analysis are:

(1)  Physical and Locational Factors
(2)  Economic and Financial Factors
(3)  Political and Governmental Factors
(4)  Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

PHYSICAL AND LOCATIONAL FACTORS

The subject is located at the intersection of U.S. Highway 29 (Pensacola Boulevard) and Tate School Road in unincorporated Escambia County, Florida. The neighborhood, which is located approximately eleven miles north of downtown Pensacola, contains portions of the municipalities of Gonzalez and Cantonment. Neighborhood boundaries are generally described as Lake Becks Road to the north, Chemstrand Road to the east, Nine Mile Road to the south, and County Road 97 to the west.

U.S. Highway 29 is a four-lane divided highway that serves as one of the major commercial arterials within the neighborhood. The site also has frontage along County Road 95A, Tate School Road, and Old Chemstrand Road. All of these are secondary two-lane arterials in the vicinity of the subject property.

Access characteristics within the neighborhood are good. U.S. Highway 29 provides good access to Nine Mile Road and Interstate Highway 10, which are approximately three and five miles south of the subject property, respectively. Interstate Highway 10 provides good local and regional access to the neighborhood.

Land uses within the neighborhood include a variety of scattered commercial and service oriented uses along U.S. Highway 29 as well as an abundance of vacant land. In the immediate vicinity of the subject property is a Burger King Restaurant, a convenience store, an old self service car wash, and a small retail building.

The area to the east and west of the U.S. Highway 29 corridor is primarily developed with singlefamily homes and mobile homes, with the southern portion of the neighborhood being more densely developed. There are no directly competitive neighborhood shopping centers in the subject's


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NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           19

immediate neighborhood area. The only existing center within the subject immediate area is an older neighborhood shopping center that is loosing its anchor tenant, Winn Dixie. The primary shopping center competitors are located in the southern portion of the neighborhood near the densely developed Nine Mile Road and U.S. Highway 29 commercial corridor. There are some heavy industrial uses to the north of the subject in Cantonment and to the east of the property near the intersection of Chemstrand Road and Old Chemstrand Road.

ECONOMIC AND FINANCIAL FACTORS

Neighborhood trends are upward. The neighborhood is experiencing both commercial and residential growth. Several new single-family subdivisions were discovered during the neighborhood inspection. The neighborhood has good access to downtown Pensacola and surrounding employment centers by way of U.S. Highway 29, Interstate Highway 10, and Interstate Highway 110.

POLITICAL AND GOVERNMENTAL FACTORS

Land within the neighborhood is zoned by several different municipalities, including Cantonment, Gonzalez, and unincorporated Escambia County. There are a wide variety of zonings and allowed land uses. All necessary public utilities are available to the site, including electricity, sanitary sewer, natural gas, and water. Police and fire protection are provided by Escambia County and the various municipalities within the neighborhood.

SOCIOLOGICAL FACTORS

The neighborhood is well located with regard to the quality and availability of services, including medical, educational, recreational, cultural, and commercial. These services are readily accessible within and near the subject neighborhood.

CONCLUSIONS

In conclusion, the subject neighborhood consists of a variety of land uses including commercial, residential and industrial. Neighborhood trends appear upward, as there is vacant land for continued residential and commercial development. The neighborhood has good access to downtown Pensacola and is in close proximity to the recreational amenities of the area. The projected growth of the Pensacola metropolitan area should have a positive impact on the growth prospects of the subject neighborhood.



                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                    SITE PLAN

SITE ANALYSIS

The subject property is located on the northeast corner of U.S. Highway 29 and Tate School Road. The site also fronts Old Chemstrand Road and County Road No. 95A. As indicated on the site plan on the facing page, the subject property is irregular in shape. The individual site characteristics of the shopping center site are as follows:

Size:               7.712 acres, or 335,935 square feet

Shape:              Irregular

Street Frontage:    528 feet along U.S. Highway 29
                    395 feet along Tate School Road
                    211 feet along Old Chemstrand Road
                    675 feet along County Road No. 95-A

Curb-Cuts:          There is one curb cut along U.S. Highway 29, one curb cut
                    along Tate School Road, two curb cuts along County Road No.
                    95-A, and one curb cut along Old Chemstrand Road.

Topography:         Basically level

Access:             The site is accessible from all four frontage streets.U.S.
                    Highway 29 is a primary four-lane highway, and the remaining frontage streets are two-lane secondary arterials.

Drainage/Flood
Hazard: According to the FEMA Flood Insurance Rate Map, Community Panel No. 120080 0185 B, effective August 19, 1987, the subject property is not located in a flood hazard zone. The subject property was identified as being within Zone C, which is defined as areas of minimal flooding. Flood insurance is typically not required within Zone C for lending purposes.

Soils: Considered typical and adequate for development as evidenced by the surrounding development. No soil analysis was provided to the appraisers.

Utilities:          All necessary public utilities are available in sufficient quantities for development.

Easements:          The property appears to feature standard easements
                    associated with utility use. No easements or encroachments were discovered that would negatively impact the marketability or utilization of the subject property.



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SITE ANALYSIS - (CONTINUED)                                                   21

Site Improvements:  There are approximately 165,000 square feet of asphalt and
                    11,500 square feet of concrete paving, which accommodates 320 parking spaces, drive lanes and loading areas. Other improvements include approximately 2,500 linear feet of concrete curbing, pylon side and parking lot light standards.

Surrounding Uses:   Commercial



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                                                                              22

DESCRIPTION OF IMPROVEMENTS

The subject property is a neighborhood shopping center that was recently completed. Based on a physical inspection by the Associate Appraiser and on discussions with the developers, the improvements are complete and there are no additional construction costs to the developer. However, Winn-Dixie is in the process of completing tenant improvements and the Revco lease has not yet commenced.

The center is comprised of one building containing 62,540 square feet of gross building area, and 58,040 square feet of stated lease area. The difference between gross building area and stated lease area is due to the Winn-Dixie lease. Their space contains approximately 48,500 square feet, but the rent roll states a demised area of 44,000 square feet, with the difference being the loading and rear storage areas. Other divisions of space include 9,240 square feet leased to Revco, 3,200 square feet leased to Movie Gallery, and 1,600 square feet leased to Subway.

The basic construction details that follow were obtained from the physical inspection of the property by the Associate Appraiser on August 15, 1997. The subject's basic construction details are as follows:


Property Type:      Neighborhood shopping center

Roof: Built-up roof system over rigid insulation and metal decking. The metal decking is supported by steel trusses.

Walls: Exterior walls are brick veneer over concrete block on the building front and painted concrete block on the sides and rear.

Canopy: Canopies are a combination of brick veneer and raised metal seam awnings built on brick and decorative block columns.

Doors: Anodized aluminum store front doors. Interior rest room doors are hollow-core wood. Winn-Dixie is equipped with two 8' x 10' truck high loading doors in the rear building area.

Windows:            Anodized aluminum store fronts with single glazing.

Floor Covering:     Either tile or carpet floor covering

Insulation:         Rigid insulation in built-up roof system

Ceilings:           Suspended lay-in acoustic tile with fluorescent light
                    fixtures


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DESCRIPTION OF IMPROVEMENTS - (CONTINUED)                                     23


HVAC: Individual roof mounted electric central heating and cooling for each unit. Make unknown.

Plumbing:           Winn Dixie is equipped with a four fixture men's restroom
                    and an eight fixture women's restroom. Subway, Movie Galley and Revco are also equipped with two restrooms each.

Fire Safety:        The building is equipped with a wet sprinkler system.


Remarks: The shopping center is in excellent overall condition. The Revco space has a small mezzanine storage area above the restrooms and employee lounge.

HIGHEST AND BEST USE

Highest and best Use is defined in the Dictionary of Real Estate Appraisal, 3rd edition, page 171, as:

     "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility. physical possibility, financial feasibility, and maximum profitability."

Based on this definition, consideration must be given to both the subject land site as if vacant, and the total property as improved.

HIGHEST & BEST USE - AS VACANT

PHYSICALLY POSSIBLE - The 7.712 acre size of the subject would support a wide range of land uses. All necessary utilities and other public services are available in sufficient quantities to support development. The shape and configuration is well suited for a neighborhood shopping center. The site has good access and exposure. The physical characteristics of the site allow for a wide variety of potential land uses.

LEGALLY PERMISSIBLE - The property is currently zoned GBD, Gateway Business District. Predominant uses include sales and service establishments, business offices, and manufacturing. Permitted uses include all uses allowed in C-1 and C-2, as well as planned business developments. Thus, allowed uses include a wide variety of commercial and service uses, including shopping centers.

FINANCIALLY FEASIBLE - The subject's immediate area is developed with scattered commercial and service uses along U.S. Highway 29. Considering the physical characteristics of the subject property, including its good access and exposure on a heavily traveled arterial, the most feasible use of the subject site, if vacant, would be for retail use, including shopping center development.

MAXIMALLY PRODUCTIVE - In determining the highest and best use of the subject site, "as if vacant and available", the use which is maximally productive generally becomes the deciding factor. Maximally productive uses are limited by the current real estate market, the availability of substitute property for development, and the growth stage of the area. To be maximally productive, that use which provides the most rerum to the land must be selected.

It has previously been determined that it would be physically possible, legally permissible, and financially feasible to develop the site with a retail use compatible with the current zoning classification and adjacent uses. Therefore, as of the effective date of appraisal, retail use, including


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HIGHEST AND BEST USE - (CONTINUED)                                            25

shopping center development, is considered to be maximally productive and therefore the highest and best use of the subject site, as if vacant and available.

HIGHEST AND BEST USE - AS IMPROVED

The same criteria utilized to determine the highest and best use of the subject site, as if vacant and available for development, is utilized to determine the highest and best use of the property, as improved.

As stated throughout this report, as of the date of appraisal, the subject site is currently improved with a neighborhood shopping center with a gross building area of 62,540 square feet. The subject improvements are considered to be in good condition and functionally designed for their intended use.

PHYSICALLY POSSIBLE - The subject buildings are well located on the site with parking conveniently located near the retail-shops. The existing building's contribution to total value is substantial and appears to provide the highest rerum to the land. The size and design of the building appears to be consistent with highest and best use.

LEGALLY PERMISSIBLE - The subject improvements appear in conformance with current zoning regulations.

FINANCIALLY FEASIBLE - No items were noted which would necessitate renovation or improvement to command a higher rental rate.

MAXIMALLY PRODUCTIVE - The subject property represents a viable functioning entity. The property is currently 100% leased and the improvements significantly add to the property value as a whole. No other use or development option, as of the effective date of value, would appear to generate a higher return to the land. There is no other use that can economically substantiate the removal or renovation of the existing improvements. Based on these factors, the existing improvements are recognized as the highest and best use of the site as currently improved.



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                                                                              26

THE APPRAISAL PROCESS

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach.

COST APPROACH

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised.

The application of the Cost Approach involves the following steps:

1. Estimating value of the site as if vacant and available to be put to its highest and best use.

2.   Estimating the replacement cost new of the improvements.

3.   Estimating all elements of accrued depreciation.

4. Subtracting the total accrued depreciation from the replacement cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. Adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.   Rounding the figure to an appropriate indication of value.

The major limitations of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.


                                                  H.J. Porter & Associates, Inc.

THE APPRAISAL PROCESS - (CONTINUED)                                           27

INCOME ANALYSIS

The Income Analysis is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through the capitalization process.

This analysis requires an estimate of market rent based upon comparable rent of leased properties. This rental estimate is a gross amount and all expenses to real estate are deducted. These expenses include vacancy and rent loss which, when subtracted from the gross income, produces the effective gross income. Other expenses include real estate taxes, management cost, insurance cost, and maintenance expense. If applicable, a reduction would also be made for services and utilities. All expense estimates are obtained from the market by comparison to similar structures.

After all expenses have been subtracted from the gross income, the resulting figure is the net operating income, which will be capitalized into value. The capitalization rate is derived from actual sales that have occurred in the market place. The sales are analyzed in order to estimate the net operating income of the property. After the net operating income is estimated, it is divided by the sales price to provide an indication of the overall capitalization rate. Capitalization rates can also be built up from the market factors considered most applicable to income-producing properties. After the net operating income and the capitalization rate are estimated, the net income is then capitalized into a value indication by the applicable capitalization technique.

SALES COMPARISON APPROACH

The Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is an indication of the market value of the subject property as of the date of the appraisal.

The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the


                                                  H.J. Porter & Associates, Inc.

THE APPRAISAL PROCESS - (CONTINUED)                                           28

absence of non-typical conditions affecting the sales price of those properties are also important items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.

RECONCILIATION ANALYSIS

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.



                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON

To estimate value for the subject site, a comparison is made between the subject property and recent sales of similar large commercial sites in the Pensacola metro market. Shopping Center site sales have only recently taken place due to the oversupply of retail space in the early 1990's. Two new sales of shopping center sites were located as was one older site. Shopping center development is undertaken by developers who operate under similar development constraints. These include prevailing market rental rates, location, and site layout. Sales considered include:


Sale # 1
Address/Location:             Nine Mile Rd. @ Westside Dr. Pensacola, Florida
Grantor:                      John K. Edwards, Jr., et.al.
Grantee:                      Pen Air Federal Credit Union
Sale Date:                    02/05/1996
Sale Price:                   $450,000
Cash Equiv Price:             $450,000
Terms:                        Cash to Seller
Recorded:                     Deed Book 3922 Page 310; Escambia County
Verified With:                Grantee (Cox) (904) 453-4341
Verified By:                  Harris Hollans, H.J. Porter &
                              Associates
Date Verified:                01/28/1997
Rights Conveyed:              Fee simple title
Land Size:                    7.92 Acres
Zoning:                       Commercial
Highest & Best Use:           Commercial Development
Use At Sale:                  Vacant
Topo/Drainage:                Sloping/Adequate
Access/Visibility:            Good/Good
Utilities:                    All Public

Remarks: This property was purchased for the development of a branch office of a local credit union.

Indicators of Value           PRICE PER ACRE:    $56,818



                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    30


Sale # 2
Address/Location:             Nine Mile Rd. @ Pine Forest Rd. Pensacola, Florida
Grantor:                      Nine Mile Ranch, Inc.
Grantee:                      Albertson's, et.al.
Sale Date:                    01/30/1996
Sale Price:                   $1,140,000
Cash Equiv Price:             $1,140,000
Terms:                        Cash to Seller
Recorded:                     Deed Book 3912 Page 155 & 158; Escambia County
Verified With:                Cindy Homyak, With Grantor (904) 484-7395
Verified By:                  Harris Hollans, H.J. Porter & Associates
Date Verified:                01/28/1997
Rights Conveyed:              Fee simple title
Land Size:                    8.67 Acres
Zoning:                       Commercial
Highest & Best Use:           Commercial Development
Use At Sale:                  Vacant
Topo/Drainage:                Level/Adequate
Access/Visibility:            Good/Good
Utilities:                    All Public
Remarks:                      This property has been developed with an
                              Albertson's Shopping Center and includes
                              some local shop space. The property was
                              negotiated as one parcel by Albertson's.
                              Land for shop space was then sold off to a
                              preferred developer.

Indicators of Value:          PRICE PER ACRE:      $131,488


                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    31


Sale # 3
Address/Location:             29 North Shopping Center (Subject Property)
                              Pensacola Blvd. @ Old Chemstrand Rd.
                              Pensacola, Florida
Grantor:                      James C. Jennings, Jr., et.al.
Grantee:                      Cantonment Partners, Ltd.
Sale Date:                    01/05/1996
Sale Price:                   $580,000
Cash Equiv Price:             $580,000
Terms:                        Cash to Seller
Recorded:                     Deed Book 3898 Page 515; 549; and 584:
                              Escambia County
Verified With:                Woody Camp, CPM, With Grantee (615) 269-5444
Verified By:                  Harris Hollans, H.J. Porter &
                              Associates
Date Verified:                01/28/1997
Rights Conveyed:              Fee simple title
Land Size:                    7.712 Acres
Zoning:                       Commercial
Highest & Best Use:           Commercial Development
Use At Sale:                  Vacant (Older improvements)
Topo/Drainage:                Level/Adequate
Access/Visibility:            Good/Good
Utilities:                    All Public
Remarks:                      The site consisted of an assemblage of
                              three parcels. There were some older
                              improvements on the property at sale
                              which did not contribute to the value
                              of the site.

Indicators of Value:          PRICE PER ACRE:    $75,207


                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    32


Sale # 4
Address/Location:             Pine Forest Rd. @ Interstate Cir.
                              Pensacola, Florida
Grantor:                      Lefferts L. Mabie, Jr.
Grantee:                      Bruno's, Inc.
Sale Date:                    08/01/1991
Sale Price:                   $886,800
Cash Equiv Price:             $886,800
Terms:                        Cash to Seller
Recorded:                     Deed Book 3040 Page 107; Escambia County
Verified With:                Joe Elliot, Agent (904) 456-9914
Verified By:                  Harris Hollans, H.J. Porter & Associates
Date Verified:                01/28/1997
Rights Conveyed:              Fee simple title
Land Size:                    10.89 Acres
Zoning:                       Commercial
Highest & Best Use:           Commercial Development
Use At Sale:                  Vacant
Topo/Drainage:                Level/Adequate
Access/Visibility:            Good/Good
Utilities:                    All Public
Remarks:                      This property was developed into a Food
                              World Super Center. There is additional
                              shop space on the north side of the
                              center

Indicators of Value:          PRICE PER ACRE:   $81,433


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                 Land Sales Map

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    33

Land Sales 1 through 4 detailed above are compared to the subject's shopping center site and adjusted to the subject for notable differences. These adjustments are made in the adjustment grid below.

=================================================================================================================================
                                                     LAND SALES COMPARISON GRID
=================================================================================================================================
Comp. Number                     Subject              #1                   #2                       #3                       #4

Grantor                                          Edwards            Nine Mile             Jennings, Et                    Mabie
                                                                                                    Al
Grantee                                          Pen Air          Albertson's               Cantonment             Bruno's Inc.

Location                      Cantonment,      Pensacola,       Pensacola, FL            Pensacola, FL            Pensacola, FL
                                      FL              FL

Cash Eq. Price                                  $450,000           $1,140,000                 $580,000                 $886,800

Date of Sale                      8/13/97         2/5/96              1/30/96                   1/5/96                   8/1/91

Land Size                           7.712           7.92                 8.67                    7.712                    10.89
(ACRE)
---------------------------------------------------------------------------------------------------------------------------------
ADJUSTMENT                                            #1                   #2                       #3                       #4

Conditions of Sale                                Normal               Normal                   Normal                   Normal

Net Adjustment                                        $0                   $0                       $0                       $0

Market Conditions                                   4.59%                4.64%                    4.84%                   18.14%

(Time) @            /year
8%
=================================================================================================================================
Preliminary Adj. Price                          $470,655           $1,192,896                 $608,072               $1,047,666

Preliminary Adj.                                 $59,426             $137,589                  $78,848                  $96,204

Price/ACRE
=================================================================================================================================
PHYSICAL                                              #1                   #2                       #3                       #4
DIFFERENCES
   Location                                            0%                 -20%                       0%                     -10%
   Access/Exposure                                     0%                 -10%                       0%                       0%
   Topography                                         15%                   0%                       0%                       0%
                                                      ---                   --                       --                       --
Subtotal- Physical                                    15%                 -30%                       0%                     -10%
=================================================================================================================================
Adjusted Price                                  $541,253             $835,027                 $608,072                 $942,899

Adjusted  Price/Acre                             $68,340              $96,312                  $78,848                  $86,584

Size                                                  0%                   0%                       0%                       0%

Adjusted Price Per Acre                          $68,340              $96,312                  $78,848                  $86,584
=================================================================================================================================




                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    34

The comparable sales listed above were adjusted to the subject for:


Conditions of Sale: All sales were normal arm's length transactions that required no adjustments.


Time: Considers an increase in value of 3% per year over the past several years. This is based on general trends as there were no sales/resales found with which to compare.

Location:           Sales No. 2 and No. 4 are superior in location requiring
                    downward adjustments.

Access/Exposure:    Sale No. 2 is superior to the subject in corner influence
                    due to its location along two heavily traveled streets. No other adjustments for access/exposure were required.

Size: Based on an analysis using the Dilmore Size adjustment table, no adjustments for size were required.

The comparable sales after adjustment, indicate a range of value from $68,340 to $96,312 per acre. Most emphasis was placed on Sale No. 3, which was the sale of the subject property. Based on these adjusted sales, the subject site, "As if Vacant", is valued as:


================================================================================
                       Estimated Land Value - As if Vacant
================================================================================
       7.712 Acres @           $80,000  per Acre         =          $616,960
                                                     ROUNDED:       $617,000
================================================================================


                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE

The cost factors used are from the Marshall Valuation Service, a national cost service indexed to the Pensacola market and found to be reliable and consistent with costs incurred by builders within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit and permanent loan fees.

Calculations of total building replacement costs are:

================================================================================
                            Valuation - Cost Approach
================================================================================
Estimated Replacement Cost New - [MARKET]
Good Class "C" - Sec 13, Pg 19
Base Cost                                        $56.83
Sprinkler. System                                 $1.80
Total Base Cost                                  $58.63
Current Cost Multiplier       x                    1.04
Local Cost Multiplier         x                    0.87
Perimeter Multiplier          x                    0.83
GBA                      48,500 Sq. Ft. @         $44.03 per Sq. Ft.  $2,135,464
                                                    =
Canopy @                  30% of Base Cost
                         2,200 Sq. Ft x      $13.21 per Sq. Ft.          $29,060
                                                                      ----------
                                                    =

Estimated Replacement Cost New - [NEIGHBORHOOD SHOPPING CENTER]
Average Class "C" - Sec 13, Pg 27
Base Cost                                        $46.08
Sprinkler System                                  $1.80
Total Base Cost                                  $47.88
Current Cost Multiplier       x                    1.04
Local Cost Multiplier         x                    0.87
Perimeter Multiplier          x                    0.97
GBA                      14,040 Sq. Ft. @        $42.02 per Sq. Ft.     $589,991
                                                    =

Canopy @                 30% of Base Cost
                         1,370 Sq. Ft x          $12.61 per Sq. Ft.      $17,271
                                                                      ----------

                                                    =
TOTAL REPLACEMENT COST NEW - ALL STRUCTURES                           $2,771,787
================================================================================


                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE - (CONTINUED)                                          36

INDIRECT COST

Indirect costs including developer's entrepreneurial profit and permanent loan fees are added to the subject's direct cost to estimate the total value of the subject property via the Cost Approach. Developer's entrepreneurial profit is added at 20% based upon sales of new shopping centers, discussions with Developers and Brokers, and with consideration given to the cross collateralization of the portfolio of retail properties to which the subject is a part. Permanent loan fees are added at the amount typically charged by lenders
- 2% of the loan amount (1% construction - 1% permanent).

ACCRUED DEPRECIATION AND OBSOLESCENCE

The shopping center was recently completed and is in good condition. Consequently, there are no items of deferred maintenance. Considering the recent completion of the improvements and the good physical condition, no measurable items of incurable physical depreciation are applicable. Based on inspection of the subject property and its neighborhood, there is no functional or external obsolescence.

Site improvements are added at their depreciated values and the underlying vacant shopping center site land value is added as arrived at previously by comparison. The calculation of Value by the Cost Approach is presented in tabular form on the following page.



                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE - (CONTINUED)                                          37

================================================================================================
                                     VALUATION - COST APPROACH
================================================================================================
DIRECT COST
Total Replacement Cost New - Structures (from prior page)                             $2,771,787
LESS DEPRECIATION:                                       Curable         Incurable
                                                         -------         ---------
 Physical                                                    0               0
 Functional                                                  0               0
 External                                                    0               0
 Total                                                       0               0                $0
                                                                                      ----------
Depreciated Cost of Shopping Center                                                   $2,771,787
Add: Site Improvements           Area       Cost/Sq. Ft.  % Dep.     Cost New
                                 ----       ------------  ------     --------
 Asphalt Paving               165,000             $2      0.00%      $247,500
 Concrete Paving               11,500             $2      0.00%       $20,125
 Concrete Curbs                 2,500             $8      0.00%       $18,750
 Light Poles                 Lump Sum                                 $18,000
 Landscaping                 Lump Sum                                 $20,000
Total Site ImproVements                                                                 $324,375
                                                                                      ----------
Total Depreciated Cost New                                                            $3,096,162
INDIRECT COST
 Developer Profit              20.009% of Total Cost/Land            $742,632
 Permanent Loan Fees @           2.00% of Loan Amount
 (Loan basis =                  75.00% of Land/Bldg Cost)            $66,837
Marketing/Lease                                                      $30,000
Commissions
TOTAL INDIRECT COST                                                                     $839,469
                                                                                      ----------
TOTAL REPRODUCTION COST NEW                                                           $3,935,631
LAND VALUE (from previous section)                                                      $617.000
                                                                                      ----------
PRELIMINARY VALUE BY COST -                                                           $4,552,631
                                                                       (Rounded)      $4,550,000
================================================================================================


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE

As a primary approach to value for the subject, the estimated net operating income is capitalized into a value estimate by use of an overall capitalization rate. In arriving at a net operating income, consideration is given to rentals and expenses which are incurred in the operation of the property.

POTENTIAL GROSS INCOME

The subject property is anchored by Winn Dixie Marketplace containing 44,000 square feet of stated leased area, and Revco with 9,240 square feet. There are a total of 4,800 square feet of non-anchored shop space presently leased to Movie Gallery and Subway for $10.00 and $11.50 per square foot, respectively. Found in the Addendum is a Lease Synopsis for each of the subject tenants.

In order to determine if the subject's local shop space rent is competitive and market oriented, and to estimate market vacancy, four comparable neighborhood shopping centers within Escambia County, Florida were inspected, surveyed, and compared to the subject.

Comparable rentals considered for the subject's non-anchored space are shown on the following pages.


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                               Comparable Rentals

INCOME APPROACH TO VALUE - (CONTINUED)                                        39



                                RENT COMPARABLE 1


                               [GRAPHIC OMITTED]
                                  [PHOTOGRAPH]



NAME:                         Alberston Center

LOCATION:                     Northeast corner of Nine Mile Road @ Pine Forest
                              Pensacola, FL

YEAR BUILT:                   1996

SIZE:                         67,000 Sq.Ft. GLA

ANCHORS TENANTS:              55,000 Sq.Ft. Albertsons
                              12,000 Sq. Ft. Local Shop
                              ------
                              67,000 Sq.Ft. GLA

SHOP TENANTS:                 Mail boxes, etc., Cuts By Us, Erika
                              D's, and Vick's Cleaners

SHOP SPACE RENTS:             $10.50- $12.00 per Sq. Ft.

EXP. CONTRIBUTIONS:           Taxes, CAM and Insurance and 15% Cam
                              Administrative Fee

SHOP OCCUPANCY:               60% (The vacant spaces are pending lease)

VERIFIED WITH:                Les Callahan (770) 395-7216 - 8/20/97
REMARKS:                      The overall condition and quality of
                              this shopping center is good. The
                              center is new and the pass through
                              expenses have not yet been established.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       40



                                RENT COMPARABLE 2


                               [GRAPHIC OMITTED]
                                  [PHOTOGRAPH]



NAME:                    K & B Drug Center
LOCATION:                Northwest corner of Nine Mile Road and Palofax Highway
                         Pensacola, FL
YEAR BUILT:              1986
SIZE:                    25,400 Sq. Ft. GLA +/-
ANCHORS TENANTS:         15,000 Sq.Ft. +/- K & B Drugs
                         10,400 Sq. Ft. Shop Space
                         ------
                         25,400 Sq. Ft. GLA
SHOP TENANTS:            Subway, H&R Block, Cleaners, Mail Boxes, etc.,
                         Sincere Comics, Hair Salon, O'Malley's Liquors, etc.
SHOP SPACE RENTS:        $9.00 - $10.00 per Sq.Ft.
EXP. CONTRIBUTIONS:      Taxes, CAM, Insurance
SHOP OCCUPANCY:          87%
VERIFIED WITH:           Cindy Homack (850) 484-7395 8/19/97
REMARKS:                 The agent would not verify specific rents of the
                         tenants. Only a rental range for the shop space was given. The asking rate for a 1,400 square foot vacant space is $10.00 per square foot. According to the agent, costs for taxes, insurance and CAM are running about $1.42 per square foot annually.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       41



                               RENT COMPARABLES 3


                               [GRAPHIC OMITTED]
                                  [PHOTOGRAPH]



NAME:                    Ensley Square
LOCATION:                Northeast Corner of Nine Mile Road and Palofax Highway
                         Pensacola, FL
YEAR BUILT:              1976
SIZE:                    60,630 Sq.Ft.
ANCHORS TENANT:          38,427 Sq. Ft. Delchamps
                         22,203 Sq.Ft. Shop Space
                         ------
                         60,630 Sq. Ft. GLA
SHOP TENANTS:            GTE Mobile Net, Vick's Cleaners, Isey's Pet Center,
                         Ann's Hallmark, Norwest Financial, Delcahps Liquor,
                         Optometrist.
SHOP SPACE RENTS:        $8.00- $12.00 per Sq.Ft.
EXP. CONTRIBUTIONS:      Cam, Tax and Insurance
SHOP OCCUPANCY:          92%
VERIFIED WITH:           Don Neal - (850) 477-7044, 8/18/97
REMARKS:                 The agent would not verify specific rents of the
                         tenants. Only a rental range for the shop space was given. The asking price for a vacant 1,800 square foot space is $11.00 per square foot. The center is in average condition and has been remodeled in the past five years.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       42



                                RENT COMPARABLE 4


                               [GRAPHIC OMITTED]
                                  [PHOTOGRAPH]



NAME:                    North Plaza Shopping Center
LOCATION:                Southwest corner of Nine Mile Road and Palofax Highway
                         Pensacola, FL
YEAR BUILT:              1986
SIZE:                    82,858 Sq.Ft.
ANCHORS TENANT:          42,858 Sq.Ft. Food World
                         10,000 Sq. Ft. Big B Drugs
                         30,000 Sq.Ft. Shop Space
                         ------
                         82,858 Sq.Ft. GLA
SHOP TENANTS:            Food World Liquors, Cellular One, Dollar General,
                         Tae Kwon Do, Hair Etc., Momma's Wok Chinese.
SHOP SPACE RENTS:        $7.00 - $8.50 per Sq.Ft.
EXP. CONTRIBUTIONS:      Cam, Tax and Insurance
SHOP OCCUPANCY:          81% (Leases are pending that will bring
                         the center to 100% occupancy, if
                         executed).
VERIFIED WITH:           Matt Durney (850) 432-9944, 8/20/97
REMARKS:                 The agent would not verify specific rents of the
                         tenants. Only a rental range for the shop space was given. The agent indicated that the shop space bays are 100 feet deep, which is why the rental rate is below othe nearby shopping centers of similar quality.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       43

Rental rates for non-anchored shop space in the four comparables range from $7.00 to $12.00 per square foot. The most comparable center in terms of overall quality is Rental No. 1, which was developed in 1996. The quoted rate within this center is $12.00 per square foot. Based on the comparables and considering the size of the subject's tenant spaces, the subject's current rent for the shop space, which ranges from $10.00 to $11.50 per square foot appears to be competitive and market oriented. As such, the subject's contract rent is considered at market.

As with most modem neighborhood shopping centers, shop space tenants pay their pro rata share of taxes, insurance, and common area maintenance. In addition to these expense contributions, Subway, which occupies a 1,600 square foot space, pays 15% of CAM and insurance expenses for administration, 5% of base rent for management fee, and $.05 per square foot for structural reserves.

The contract rents for Winn Dixie and Revco, like most signature stores, are a function of the development cost and negotiations between developer and tenant. The Winn Dixie rent at $7.75 per square foot, and Revco at $7.75 per square foot are within the range of rental rates for similar sized anchors as illustrated in the following table.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       44

===================================================================================================================================
Tenant                           Location                                   Year                 Size-Sq.Ft.            Rent/Sq.Ft.
===================================================================================================================================
Winn Dixie                       Alabaster, AL                              1993                 44,000                 $6.50
Winn Dixie                       Panama City, FL                            1993                 44,000                 $7.15
Winn Dixie                       Moody, AL                                  1993                 44,000                 $7.00
Winn Dixie                       Chalkville, AL                             1994                 51,250                 $6.50
Winn Dixie                       Alexander City, AL                         1994                 44,000                 $6.75
Winn Dixie                       Chattanooga, TN                            1994                 44,000                 $7.05
Winn Dixie                       Anniston, AL                               1995                 44,000                 $7.70
Winn Dixie                       Birmingham, AL                             1995                 44,000                 $6.95
Winn Dixie                       Mobile, AL                                 1996                 51,282                 $8.00
Winn Dixie                       Dalton, GA                                 1996                 44,000                 $9.26
Winn Dixie                       Trussville, AL                             1996                 44,000                 $8.15
Winn Dixie                       Mobile, AL                                 1997                 44,000                 $9.00
Winn Dixie                       Pensacola, FL                              1997                 44,000                 $8.60
Winn Dixie                       Cantonment, FL                             1997                 44,000                 $7.75
Winn Dixie                       Parker, FL                                 1997                 44,000                 $7.80
Winn Dixie                       Mobile, AL                                 1997                 44,000                 $8.85
Winn Dixie                       Fairhope, AL                               1997                 51,282                 $9.25
===================================================================================================================================

===================================================================================================================================
Drugs for Less                   Birmingham, AL                             1993                 18,000                 $7.50
Harco Drugs                      Birmingham, AL                             1993                 12,876                 $5.95
Harco Drugs                      Pell City, AL                              1993                  9,100                 $7.50
Harco Drugs                      Alabaster, AL                              1993                  9,100                 $8.50
Big B Drugs                      Chattanooga, TN                            1994                  8,470                 $7.00
Harco Drugs                      Tuscaloosa, AL                             1994                 10,160                 $7.90
Revco                            Anniston, AL                               1995                  9,240                 $7.75
Scotty's                         Parker, FL                                 1995                 19,880                 $6.25
Revco                            Cantonment, FL                             1997                  9,240                 $7.75
Drugs for Less                   Birmingham, AL                             1995                 18,000                 $7.00
Revco                            Dalton, GA                                 1996                  8,450                 $9.75
Harco Drugs                      Mobile, AL                                 1997                 10,125                 $8.25
===================================================================================================================================

Revco pays their pro rata share of taxes, insurance, and common area maintenance. Winn Dixie has their own identified parcel and will directly pay all taxes, insurance, and building and grounds maintenance. Due to the nature of the Winn Dixie lease terms, which is non-terminable, their lease is considered a "Bond Lease."

The Winn Dixie and Revco leases call for percentage rents. It is unlikely that these tenants will reach a level of sales requiring percentage rent until they have become well established in this market. As such, no income from percentage rent is estimated.

The Potential Gross Income is the sum of the subject's contract rents plus expense reimbursements for the pro rata share of taxes, insurance, and common area maintenance, including CAM and insurance administrative fee, structural reserves, and management fee for Subway. Expenses for these items are estimated in the Expense Analysis on the following pages. The following table shows


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        45

the calculations of CAM and insurance administrative fee, structural reserves, and management fee for Subway according to its lease structure.

====================================================================================================================================
                                                                      OTHER EXPENSE REIMBURSEMENT
====================================================================================================================================
                                              CAM Admin         Amount           St. Rev.      Amount      Management         Amount
                                              ---------         ------           --------      ------      ----------         ------
Movie Gallery                                        0%             $0              $0.00          $0              0%             $0
Subway                                              15%           $180              $0.05         $80              5%           $920
                                                                  ----                            ---                           ----
Category Totals                                                   $180                            $80                           $920
Grand Total                                     $1,180
====================================================================================================================================








                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        46

The Potential Gross Income is calculated in the following table.

================================================================================
                             POTENTIAL GROSS INCOME
================================================================================
Anchor Tenants
         Winn Dixie           44,000 sq.ft. @      $7.75 =   $341,000
         Revco                 9,240 sq.ft. @      $7.75 =    $71,610
Subtotal                      53,240 sq.ft.                            $412,610
Non-Anchor Tenants
         Movie Gallery         3,200 sq.ft. @     $10.00 =    $32,000
         Subway                1,600 sq.ft. @     $11.50 =    $18,400
Subtotal                       4,800 sq.ft.                             $50,400
                                                                       --------
Total Rental                  58,040 sq.ft.                            $463,010
Income
Expense Contributions
         Revco                 9,240 sq.ft. @      $1.60 =    $14,784
Non-Anchor Tenants
         CAM Admin., St.
           Res., Mgt                                           $1,180
         CAM, Tax, Ins.        4,800 sq.ft. @      $1.60 =     $7,680
                              14,040                                    $23,644
                                                                       --------
POTENTIAL GROSS INCOME                                                 $486,654

================================================================================


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       47

EFFECTIVE GROSS INCOME

Stabilized vacancy and collection loss is subtracted from Potential Gross Income to estimate the Effective Gross Income. Winn Dixie and Revco have extended lease terms and are considered credit anchor tenants. As such, no vacancy and credit loss is calculated on their income. Local shop space in the four comparable shopping centers ranged from 60% to 92%. However, management at the two centers with the highest vacancy rates, Rentals No. 1 and No. 4, indicated that leases are pending that will bring these centers to 100% occupancy.

There is good demand for local shop space in food anchored shopping centers throughout the Pensacola area. Considering the size of the shop space, the strength of the market, the subject's anchor tenant's, and the current leases in place, vacancy and collection loss for the subject's non-anchored shop space is estimated to be 5% ($59,260 x 5% = $2,963) of rent and expense reimbursements. The effective gross income is calculated as follows.


                         $486,654  Potential Gross Income
                           $2,963  Vacancy and Collection Loss
                         --------
                         $483,691  Effective Gross Income

OPERATING EXPENSES

After estimating Effective Gross Income, all applicable expenses are deducted to arrive at Net Operating Income. Due to the recent construction, no operating history is available. To estimate the appropriate expense levels, statements from similar shopping centers in the southeast are analyzed. The expense comparables are presented below and on the following pages.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       48

COMPARABLE # 1

Project Name:                       Delchamps Plaza North
Location:                           McFarland & Watermelon Road
                                    Tuscaloosa, AL
Year Built:                         1986    GLA: 59,389 SF
Source:                             Year End Statement
Type Center:                        Neighborhood
Analysis Year:                      1995    Analysis By: DPM


      Item                             Total             $/SF             %PGR
      ----                             -----             ----             ----
Potential Gross Rent                $459,768            $7.74           100.0%
Less Vac/Credit Loss:                  $-603           $-0.01            -0.1%
                                    --------            -----            ----
Effective Gross Rent:               $459,165            $7.73            99.9%
+ CAM/Reimbursement                  $41,120            $0.69             8.9%
+ Misc Income:                        $3,439            $0.06             0.7%
                                    --------            -----            ----
Effec. Gross Income:                $503,724            $8.48           100.0%

      Item                             Total             $/SF             %EGI
      ----                             -----             ----             ----
Less Expenses:
 Management:                         $30,762            $0.52             6.1%
 Ad Valoren Tax:                     $33,939            $0.57             6.7%
 Insurance:                           $4,915            $0.08             1.0%
 Administration Expense:              $1,391            $0.02             0.3%
 CAM:                                $41,892            $0.71             8.3%
 Miscellaneous:                       $8,765            $0.15             1.7%
                                    --------            -----            ----
Total Expenses:                     $121,664            $2.05            24.2%
                                    --------            -----            ----
Net Operating Income                $382,060            $6.43            75.8%
                                    ========            =====            ====

Comments: Utilities expense included in CAM. Miscellaneous expense is non-pass through expense for building repair.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       49

Comparable # 2

Project Name:                       Delchamps Plaza South
Location:                           Skyland Blvd.
                                    Tuscaloosa, AL
Year Built:                         1986    GLA: 108,903 SF
Source:                             Year end operating statement
Type Center:                        Neighborhood Shopping Center
Analysis Year:                      1996    Analysis By: LHH


      Item                             Total             $/SF             %PGR
      ----                             -----             ----             ----
Effective Gross Rent:               $751,676            $6.90                %
+ CAM/Reimbursement                  $61,400            $0.56                %
+ Misc Income:                          $300            $0.00                %
                                    --------            -----           -----
Effec. Gross Income:                $813,376            $7.47           100.0%

      Item                             Total             $/SF             %EGI
      ----                             -----             ----             ----
Less Expenses:
 Management:                         $42,686            $0.39             5.2%
 Ad Valorem Tax:                     $39,174            $0.36             4.8%
 Insurance:                          $13,588            $0.12             1.7%
 Administration Expense:             $17,144            $0.16             2.1%
 CAM:                                $25,322            $0.23             3.1%
 Utilities                            $6,564            $0.06             0.8%
 Miscellaneous:                       $5,071            $0.05             0.6%
                                    --------            -----           -----
Total Expenses:                     $149,549            $1.37            18.4%
                                    --------            -----           -----
Net Operating Income:               $663,827            $6.10            81.6%
                                    ========            =====           =====

Comments: Misc. Expense is travel and structural repair.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       50

COMPARABLE # 3

Project Name:                       Stratford Square
Location:                           East Boulevard
                                    Montgomery, AL
Year Built:                         1987    GLA: 121,236 SF
Source:                             Year End Statement
Type Center:                        Community Shopping Center
Analysis Year:                      1995    Analysis By: Philip Minor


      Item                             Total             $/SF             %PGR
      ----                             -----             ----             ----
Effective Gross Rent:               $771,843            $6.37                %
+ CAM/Reimbursements:               $118,804            $0.98                %
+ Misc Income:                          $412            $0.00                %
                                    --------            -----           -----
Effec. Gross Income:                $891,079            $7.35           100.0%

      Item                             Total             $/SF             %EGI
      ----                             -----             ----             ----
Less Expenses:
 Management:                         $43,173            $0.36             4.8%
 Ad Valorem Tax:                     $47,541            $0.39             5.3%
 Insurance:                           $12,98            $0.11             1.5%
Administration Expense:              $13,769            $0.11             1.5%
 CAM:                                $53,488            $0.44             6.0%
 Miscellaneous                        $5,650            $0.05             0.6%
                                    --------            -----           -----
Total Expenses:                     $176,608            $1.46            19.8%
                                    --------            -----           -----
Net Operating Income:               $714,471            $5.89            80.2%
                                    ========            =====           =====

Comments: Miscellaneous expense includes $3,62 for on-site management, and $1,888 advertising and promotion.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       51

COMPARABLE # 4

Project Name:                       Corner Village
Location:                           Auburn, AL
Year Built:                         1978    GLA: 62,510 SF
Source:                             Year End Statement
Type Center:                        Community Shopping Center
Analysis Year:                      1995    Analysis By: Philip Minor


      Item                             Total             $/SF             %PGR
      ----                             -----             ----             ----
Effective Gross Rent:               $260,657            $4.17                %
+ CAM/Reimbursements:                $22,347            $0.36                %
+ Misc Income:                           $83            $0.00                %
                                    --------            -----           -----
Effec. Gross Income:                $283,087            $4.53           100.0%

      Item                             Total             $/SF             %EGI
      ----                             -----             ----             ----
Less Expenses:
 Management:                         $10,663            $0.17             3.8%
 Ad Valorem Tax:                     $21,172            $0.34             7.5%
 Insurance:                           $4,405            $0.07             1.6%
 Administration Expense:              $3,556            $0.06             1.3%
 CAM:                                $25,305            $0.40             8.9%
 Utilities:                             $332            $0.01             0.1%
 Miscellaneous                        $1,718            $0.03             0.6%
                                    --------            -----           -----
Total Expenses:                      $67,151            $1.07            23.7%
                                    --------            -----           -----
Net Operating Income:               $215,936            $3.45            76.3%
                                    ========            =====           =====

Comments: Miscellaneous expense is building repair and maintenance.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       52

Based on these expense comparables, the pertinent expense categories in appropriate amounts are estimated below. Because Winn Dixie is responsible for paying all operating expenses associated with their store, the following expense estimates reflect estimated expenses for Revco and the non-anchored tenants only.


Management/Leasing:                    The management fee of the comparable
                                       properties ranged from 3.8% to 6.1%.
                                       As indicated previously, the subject
                                       property is one of fifteen shopping
                                       centers in a cross collateralized
                                       portfolio of retail properties under
                                       single management. Considering
                                       economies of scale, the subject's
                                       management fee is estimated at the
                                       low end of the range at 4% of
                                       effective rental income.

Ad Valorem tax:                        The subject's ad valorem tax, as
                                       previously discussed, is estimated at
                                       $11,952 per year.

Insurance:                             The subject property is covered under
                                       a blanket insurance policy, and being
                                       new, has no established premium.
                                       Based upon the insurance premiums in
                                       other northwest Florida Shopping
                                       Centers, the cost of insuring the
                                       subject's improvements and the cost
                                       of liability insurance is estimated
                                       to be $4,200 per year or $.30 per
                                       square foot.

Common Area Maintenance:               Based on the expense comparables,
                                       which range from $.23 to $.71 per
                                       square foot, as well as discussions
                                       with local shopping center managers,
                                       common area maintenance and repair
                                       expense is estimated at $6,300 per
                                       year or $.45 per square foot.

Structural Maintenance:                Structural maintenance is estimated
                                       to be $.08 per square foot for a
                                       total annual amount of $1,100. The
                                       comparables ranged from $.03 to $.15
                                       per square foot.

Administrative:                        This expense is estimated to be $400
                                       per year or $.03 per square foot.

Total operating expenses are estimated to be $28,732 per year or $2.05 per square foot for the Revco and non-anchor tenant spaces.

Net Operating Income


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE- (CONTINUED)                                        53

The subject's net operating income is calculated by subtracting the Operating Expenses from the Effective Gross Income and illustrated as:


                         $483,691 Effective Gross Income
                          $28,732 Operating Expenses
                         --------
                         $454,959 Net Operating Income

OVERALL CAPITALIZATION RATE

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.00%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given to the non-terminable Winn-Dixie lease and cross collateralization of the subject property with the other fourteen shopping centers in the securitized portfolio of retail properties. The cap rate development methods, which are presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor surveys, and three methods using mortgage and equity positions which include the Ellwood, Band of Investment, and Debt Coverage Ratio Methods.

Rates extracted from the comparable sales, ranged from 9.64% to 10.53%, with an average of 10.04%. Published rates from the Korpacz Second Quarter 1997 Investor Survey ranged from 8.25% to 13.00% with an average rate of 9.84%. The most likely rates from the three mortgage/equity methods ranged from 8.87% to 9.14%. The rates developed with mortgage/equity factors reflect current condition and declining interest rates. The criteria used for these methods was taken from the above investor survey and from interviews with mortgage brokers.

The High, Middle, and Low average of the five methods of cap rate development are 10.32%, 9.36%, and 8.72%, respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       54

ESTIMATED VALUE BY INCOME APPROACH

The subject's stabilized net operating income of $454,959 is capitalized with an overall capitalization rate of 9.0% for an estimated prospective market value estimate "At Stabilized Occupancy" of $5,055,100, which is rounded to $5,060,000. A summary of the Income Approach to Value is presented below.


================================================================================
                           VALUATION - INCOME APPROACH
================================================================================
POTENTIAL GROSS INCOME
Anchor Tenants
  Wine Dixie                  44,000 sq.ft.@       $7.75 =   $341,000
  Revco                        9,240 sq.ft.@       $7.75 =    $71,610
Subtotal                      53,240 sq.ft.@                          $412,610
Non-Anchor Tenants
  Movie Gallery                3,200 sq.ft.@      $10.00 =    $32,000
  Subway                       1,600 sq.ft.@      $11.50 =    $18,400
Subtotal                       4,800 sq.ft.@                           $50,400
                                                                    ----------
Total Rental Income           58,040 sq.ft.@                          $463,010
Exprense Contribution
  Revco                        9,240 sq.ft.@       $1.60 =    $14,784
Non-Anchor Tenants
  CAM Admin., St Res., Mgt.                                    $1,180

  CAM, Tax, Ins.               4,800 sq.ft.@       $1.60 =     $7,680
                              14,040                                   $23,644
                                                                    ----------
POTENTIAL CROSS INCOME                                                $486,654
Less Vacancy and Collection Loss
  Non-Anchor                      5% Rent +Exp. Cont.    =              $2,963
Tenants
EFFECTIVE GROSS INCOME                                                $483,691


                                                       % of    $ per
Less Expenses:                                        E.G.I.   S. F.
                                                      ------   -----
                      Management:             $4,780     40%   $0.34
                      Ad. Val. Tax           $11,952    2.5%   $0.85
                      Insurance               $4,200    0.9%   $0.30
                      CAM                     $6,300    1.3%   $0.45
                      St. Maint.              $1,100    0.2%   $0.08
                      Misc. Admin               $400    0.1%   $0.03
Total Expenses                                          5.9%   $2.05   $28,732
                                                                    ----------
NET OPERATING INCOME                                                  $454,959
Capilized at                                    9.0%                $5,055,100
TOTAL INDICATED VALUE - At Stabilired Occupancy    (Rounded)        $5,060,000

================================================================================


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       55


================================================================================
Property Capitalization
Rate Justification
================================================================================
                                           High         Middle            Low
                                           ----         ------            ---
                                          --------------------------------------
1. Market extracted rates for              10.53%       10.04%           9.64%
                                          --------------------------------------

          similar local properties

                                          --------------------------------------
2. Recent published cap rates              13.00%        9.84%           8.25%
                                          --------------------------------------

          used by institutional investors - Source: Korpacz Report 2nd Quarter 1997

3. Ellwood method calculated rates
          11.55% = Eqty yield before tax

% Property appreciation (income) over
hold period=                              -5.00%        0.00%           5.00%
          75% = Mortgage percent of valued
        7.75% = Mortgage interest rate
        20.0% = Mortgage term in years
        10.0% = Investment holding period
        9.85% = Rm = Mortgage constant
        14.4% = Rmp = Mortgage constant over holding period
        31.6% = P = Percent of mortgage paid off over hold period
         5.8% = SFF = Sink fund factor
        37.2% = J factor
                                          --------------------------------------
                Calculated cap rate =       9.36%        8.90%           8.45%
                                          --------------------------------------

4. Band of Investment Method
          Mortgage percent to value       70.000%       75.00%          80.00%
                  Mortgage constant        10.35%        9.85%           9.35%
            Equity percent to value        30.00%       25.00%          20.00%
             Eqty cash on cash rate         8.00%        7.00%           6.00%
                                          --------------------------------------
                Calculated cap rate         9.65%        9.14%           8.68%
                                          --------------------------------------

5. Debt Coverage Ratio Method
          Req'd debt coverage ratio          1.35         1.20            1.15

          Mortgage percent to value        70.00%       75.00%          80.00%
                  Mortgage constant        10.35%        9.85%           9.35%
                                          --------------------------------------
                Calculated cap rate         9.06%        8.87%           8.60%
                                          --------------------------------------

            Average of Five Methods        10.32%        9.36%           8.72%

================================================================================


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                       56

================================================================================

                                Explanatory Notes
                          Capitalization Rate Evidence

The accompanying chart illustrates 5 different sets of data or evidence as to appropriate current property capitalization rates.

         Item # 1 Reflects the current range in capitalization rates in the southeast based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

         Item # 2 Reflects actual cap rates used by large financial institutions in the acquisition and financing of major real estate projects. These rates are also historical in nature, but are based on properties of a magnitude atypical in this market area. Properties that would appeal to at least a regional and perhaps a national market of potential buyers.

         Item # 3 Reflects a calculated cap rate utilizing the Ellwood model based on future expectations in income and property value growth and equity yield rates - explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

         Item # 4 Analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

        Item #5 Provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service - in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula R(o) = R(m) X DCR X M.

The actual cap rate used by appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.
================================================================================


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH

To estimate the subject property's value by the Sales Comparison Approach, a direct comparison is made with actual sales of other neighborhood shopping center properties. These sales are analyzed on the basis of price per square foot of gross leaseable area (GLA) and their effective gross income multiplier
(EGIM).

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolio of properties were found with which to compare. The market for retail properties is national, and purchases are made on the strength and reliability of the income stream. Similar shopping center sales were located in the Southeast United States.

Each sale is adjusted to the subject for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences such as age, condition, and construction quality and location as reflected in the net operating income.

The sales considered are detailed on the following pages with a comparison and adjustment following the presentation of the sales data.


                                                 H. J. Porter & Associates, Inc.

                                [PHOTO OMITTED]

SALES COMPARISON APPROACH - (CONTINUED)                                      58


Sale #1
Address/Location:                     Village At Moody
                                      US Highway 411
                                      Moody, AL
Grantor:                              FS Partnership, Ltd.
Grantee:                              Birmingham Realty
Sale Date:                            02/14/1996
Sale Price:                           $4,485,000
Cash Equiv Price:                     $4,485,000
Equity:                               $1,485,000
Debt:                                 $3,000,000
Terms:                                $1,485,000 cash plus assumption of
                                      $3,000,000 mortgage at market rates and
                                      terms.
Recorded:                             Book 261, Page 313; St. Clair County
Verified With:                        Paul Spina, Grantor (205) 733-1131
Verified By:                          David Mullins, H.J. Porter & Associates
Date Verified:                        04/10/1996
Rights Conveyed:                      Leased Fee
Land Size:                            8.43 Acres
Access/Visibility:                    Average/Average
Highest & Best Use:                   Neighborhood Shopping Center
Parking:                              396          Parking Ratio: 6.51
Building Size:                        60,800 SF(NRA)
Land:Bldg Ratio:                      6.0
Year Built:                           1995
Condition:                            Good
Building
Description:                          In-line, one story masonry construction
                                      with brick exterior on front and sides,
                                      and CCB on rear. Flat built-up roof
                                      system.
Anchors:                              Winn Dixie - 44,000 SF
Anchor - Sq. Ft.:                     44,000       Anchor %: 72.37
Local:                                J&E Ent., Head Start, Movie Gallery, Open
                                      Book, Vulcan Rehab, Moody Cleaners, Vill.
                                      Beverage, Merle Norman, Nail Shop
Local - Sq. Ft.:                      16,800       Local %: 27.63
Lease Information:                    Winn Dixie - $7.00 PSF, Local tenant rent
                                      range $10.50 to $11.50 PSF with average
                                      of $10.67 PSF. All tenants pay pro-rata
                                      share of CAM, tax, and insurance.


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                      59

ANALYSIS
(1\2\3))*Source                                TOTAL $ AMOUNT     $ PER SF (NRA)
                                               --------------     --------------
(A\E\F)       Potential Gross Income:                $533,922          $8.78
(A\E\F)       Vac & Credit Loss:                       $9,920          $0.16
                                                     --------          -----
(A\E\F)       Effec. Gross Income:                   $524,002          $8.62
(A\E\F)       Less Expenses:                          $87,536          $1.44
                                                     --------          -----
(A\E\F)       Net Oper. Income                       $346,470          $7.18


   =============================================================================
(*)Field 1:       S=Seller         B=Buyer             A=Appraiser
   Field 2:       A=Actual         E=Estimated
   Field 3:       P=Prior Year     F=Year Following
   =============================================================================


INDICATORS OF VALUE:               Price Per SF (NRA):     $73.77
                                   PGIM:                   8.40
                                   EGIM:                   8.56
                                   R(o):                   9.73%
                                   Expense Ratio:          16.70

Remarks: At time of sale this center was less than one year old and did not have a complete year of operating history. PGI includes contract rent plus estimated expense contributions. Market vacancy estimated at 5% of local tenant rent and expense contributions. Expenses include 4% management fee, taxes at $.58 PSF, insurance at $.10 PSF, CAM at $.40 PSF, and St. Maintenance at $.05 PSF. This center is located at the northeast corner of I-20 and US Highway 411 in Moody, Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.


                                                 H. J. Porter & Associates, Inc.

                                [PHOTO OMITTED]

SALES COMPARISON APPROACH - (CONTINUED)                                      60

Sale #2

Address/Location:                   Middle Beach Shopping Center Middle Beach
                                    Road and Bechrich Road Bay County, Florida
Grantor:                            Sembler Family Partnership #8.
Grantee:                            Secured Properties Investors XII, L.P.
Sale Date:                          9/9/1994
Sale Price:                         $5,775,000
Cash Equiv Price:                   $5,775,000
Terms:                              Cash to Seller
Recorded:                           O.R. Book 1523 Page 1166; Bay County
Verified By:                        Lee Weaver - Pardue, Heid, Church, Smith &
                                    Waller
Rights Conveyed:                    Leased Fee
Land Size:                          8.57 Acres
Access/Visibility:                  Good/Good
Highest & Best Use:                 Shopping Center
Building Size:                      69,877 SF(NRA)
Land:Bldg Ratio:                    5.34
Year Built:                         1994
Condition:                          Good
Building
Description:                        One Story masonry construction neighborhood
                                    shopping center. Built up flat roof.
Anchor:                             Publix
Anchor - Sq. Ft.:                   56,077      Anchor %: 80.3
Local:                              Movie Gallery, Jane's Hallmark, Jan's
                                    Pizza, Far Horizon's Travel, Baskin
                                    Robbins, Office Express Classique Hair
                                    Styles, Herb Shop.
Local- Sq. Ft.:                     13,800      Local %: 19.7
Lease Information:                  All tenants pay a pro-rata share of CAM,
                                    Taxes, and Insurance.


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                      61

ANALYSIS
(1/2/3) *Source                                TOTAL $ AMOUNT     $ PER SF (NRA)
                                               --------------     --------------
(A\E\F)     Potential Gross Income:                  $747,600         $10.70
(A\E\F)     Vac & Credit Loss:                        $16,754          $0.24
                                                     --------          -----
(A\E\F)     Effec. Gross Income:                     $730,846         $10.46
(A\E\F)     Less Expenses:                           $148,846          $2.13
                                                     --------          -----
(A\E\F)     Net Oper. Income                         $582,000          $8.33


   =============================================================================
(*)Field 1:     S=Seller        B=Buyer              A=Appraiser
   Field 2:     A=Actual        E=Estimated
   Field 3:     P=Prior Year    F=Year Following
   =============================================================================


INDICATORS OF VALUE:            Price Per SF (NRA):               $82.65
                                PGIM:                               7.73
                                EGIM:                               7.90
                                R(o):                              10.08%
                                Expense Ratio:                      20.4%


                                                 H. J. Porter & Associates, Inc.

                                [PHOTO OMITTED]

SALES COMPARISON APPROACH - (CONTINUED)                                      62

Sale #3
Address/Location:               North Hixson Marketplace
                                Hixson Pike and Camp Columbus Road
                                Chattanooga, TN
Grantor:                        North Hixson, L.L.C.
Grantee:                        Amberjack Ltd.
Sale Date:                      03/04/1996
Sale Price:                     $4,760,000
Cash Equiv Price:               $4,760,000
Terms:                          Cash to seller
Recorded:                       Hamilton County
Verified With:                  Dick Schmalz, with Grantor (205) 871-2617
Verified By:                    David Mullins, H.J. Porter & Associates
Date Verified:                  03/15/1996
Rights Conveyed:                Leased Fee
Land Size:                      9.24 Acres
Access/Visibility:              Average/Average
Highest & Best Use:             Neighborhood Shopping Center
Parking:                        405        Parking Ratio: 5.88
Building Size:                  63,270 SF(NRA)
Land:Bldg Ratio:                6.4
Year Built:                     1995
Condition:                      Good
Building
Description:                    One story neighborhood shopping center with
                                split face block exterior walks and
                                synthetic stucco on steel stud canopy.
Anchors:                        Winn Dixie (49,600 sf GBA & 44,000 sf NRA);
                                Big B Drugs 8,470 sf
Anchor - Sq. Ft.:               52,470     Anchor %: 82.93
Local:                          Movie Gallery, Sally's Beauty and other
                                local tenants
Local - Sq. Ft.:                10,800     Local %: 17.07
Lease Information:              Anchor and Local: CAM, Taxes and Insurance


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                      63

ANALYSIS
(1/2/3) *Source                                TOTAL $ AMOUNT     $ PER SF (NRA)
                                               --------------     --------------
(A\E\F)     Potential Gross Income:                  $623,083        $9.85
(A\E\F)     Vac & Credit Loss:                        $13,057        $0.21
                                                     --------        -----
(A\E\F)     Effec. Gross Income:                     $610,026        $9.64
(A\E\F)     Less Expenses:                           $124,533        $1.97
                                                     --------        -----
(A\E\F)     Net Oper. Income                         $485,493        $7.67


   =============================================================================
(*)Field 1:     S=Seller        B=Buyer              A=Appraiser
   Field 2:     A=Actual        E=Estimated
   Field 3:     P=Prior Year    F=Year Following
   =============================================================================


INDICATORS OF VALUE:            Price Per SF (NRA):               $75.23
                                PGIM:                             $ 7.64
                                EGIM:                               7.80
                                R(o):                              10.2%
                                Expense Ratio:                     20.41%


Remarks: At time of sale, there were two vacant local shops containing 2,400 sq.ft. Expense contribution included in PGI and local vacancy. Vacancy based on 10% of local shop income plus expense contributions. Expenses based on 4% management, excluding expense contributions, $1.59 for taxes, CAM and insurance plus $.05 for structural reserves. The estimated expenses were consistent with Grantor's proforma. Average local shop space rent for leased space was $10.45/sf.


                                                 H. J. Porter & Associates, Inc.

                                [PHOTO OMITTED]

SALES COMPARISON APPROACH - (CONTINUED)                                      64


Sale #4
Address/Location:       Hillcrest Marketplace
                        Hillcrest Road @ Grelot Road
                        Mobile, Alabama

Grantor:                Hillcrest Marketplace, Ltd.
Grantee:                Confidential
Proposed Sale Date:     9/15/97
Sale Price:             $6,490,000
Cash Equiv Price:       $6,490,000
Terms:                  Cash to seller
Recorded:               Sale Pending
Verified With:          Scott Holcombe, Arlington Properties - Developer
                        (205) 328-9600
Verified By:            Harris Hollans, H.J. Porter & Associates
Date Verified:          04/02/1997
Rights Conveyed:        Leased Fee Interest
Land Size:              12.49 Acres
Access/Visibility:      Good/Good
Highest & Best Use:     Neighborhood Shopping Center
Parking:                359        Parking Ratio: 4.63
Building Size:          76,365 SF(NRA)
Land:Bldg Ratio:        7.1
Year Built:             1997
Condition:              New
Building
Description:            Red brick veneer front over concrete block wall.
                        Reinforced concrete slab. Single ply membrane
                        roof. Raised seam metal and canvas awning.
Anchors:                Winn Dixie (51,282 sq.ft.), Revco (9,240 sq.ft.)
Anchor - Sq. Ft.:       60,522   Anchor %:   79.25
Local:                  Various regional, national, & local
Local- Sq. Ft.:         15,843   Local %:   20.75
Lease Information:      Winn Dixie rent was $8.00 per sq.ft. Revco rent was
                        $8.00 per sq.ft. Local rents were pro-forma $11.50,
                        actual was $12.50 per sq.ft. Anchor expense
                        contributions were estimated at $.99 per sq.ft. with
                        local tenants at $1.38 per sq.ft.


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                      65

ANALYSIS

(1|2|3) *Source                                TOTAL $ AMOUNT     $ PER SF (NRA)
                                               --------------     --------------
(A\E\F)        Potential Gross Income:               $756,072          $9.90
(A\E\F)        Vac & Credit Loss:                     $17,613          $0.23
                                                     --------          -----
(A\E\F)        Effec. Gross Income:                  $738,459          $9.67
(A\E\F)        Less Expenses:                        $112,823          $1.48
                                                     --------          -----
(S\E\F)        Net Oper. Income                      $625,636          $8.19


   =============================================================================
(*)Field 1:     S=Seller        B=Buyer              A=Appraiser
   Field 2:     A=Actual        E=Estimated
   Field 3:     P=Prior Year    F=Year Following
   =============================================================================


INDICATORS OF VALUE:            Price Per SF (NRA):               $84.99
                                PGIM:                             $8.58
                                EGIM:                             8.79
                                R(o):                             9.6400%
                                Expense Ratio:                    15.28%



Remarks: The total Gross Building Area of the shopping center was 77,557 sq.ft. Local tenant space was projected to be 100% leased prior to completion. The sale of the property was also negotiated prior to completion. Estimated completion date was July 1997. There were five out-parcel lots at the center which were not included in the transaction. Significant site work was necessary for development. Estimated site work totaled $85,000 per acre. Out-parcels were marketed to Wendy's, New York Bagel, and Boston Market.


                                                 H. J. Porter & Associates, Inc.

                                [PHOTO OMITTED]

SALES COMPARISON APPROACH - (CONTINUED)                                      66

Sale #5

Address/Location:              Ensley Square Shopping Center
                               Northeast Corner of Nine Mile Road and Palofax
                               Highway
                               Pensacola, Florida
Grantor:                       Noro - Ensley Square Holdings BV
Grantee:                       Branch / HOP Associates, L.P.
Sale Date:                     11/15/1995
Sale Price:                    $3,450,000
Cash Equiv Price:              $3,450,000
Terms:                         Cash Buyer assumed loan of $1,518,700 at a
                               reported market level rate. No known affect on
                               sale price.
Recorded:                      O.R. Book 3872 Page 477; Escambia County
Verified By:                   Terry Hoffman, MAI - Hoffman & Associates
Rights Conveyed:               Leased Fee
Land Size:                     6.41 Acres
Access/Visibility:             Good/Good
Highest & Best Use:            Shopping Center
Building Size:                 60,630 SF(NRA)
Land:Bldg Ratio:               4.61
Year Built:                    1976
Condition:                     Average
Building
Description:                   One story masonry and wood exterior neighborhood
                               shopping center. Built up flat roof.
Anchors:                       Delchamps
Anchor - Sq. Ft.:              38,427     Anchor %:     63.4
Local:                         Radio Shack, GTE Mobile Net, Vick's Cleaners,
                               Isey's Pet Center, Ann's Hallmark, Northwest
                               Financial, Delchamp's Liquor, etc.
Address/Location:              Ensley Square Shopping Center
Local - Sq. Ft.:               22,203     Local %:     36.6
Lease Information:             Tenants pay a pro-rata share of CAM, Taxes, and
                               Insurance.


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                      67

ANALYSIS

(1/2/3) (*)Source                              TOTAL $ AMOUNT     $ PER SF (NRA)
                                               --------------     --------------
(A\E\F)        Effective Gross Income                $454,218          $7.49
(A\E\F)        Expenses                               $90,843          $1.50
                                                     --------          -----
(A\E\F)        Net Oper. Income                      $363,375          $5.99


   =============================================================================
(*)Field 1:     S=Seller        B=Buyer              A=Appraiser
   Field 2:     A=Actual        E=Estimated
   Field 3:     P=Prior Year    F=Year Following
   =============================================================================

INDICATORS OF VALUE:         Price Per SF (NRA):     $56.90
                             PGIM:                   N/A
                             EGIM:                   7.60
                             R(o):                   10.53%
                             Expense Ratio:          20%

Remarks: Verification of effective gross income was through the purchaser's agent. Net income was estimated based on discussions with the agent.


                                                 H. J. Porter & Associates, Inc.

                               ------------------
                               Improved Sales Map
                               ------------------



                                 [MAP OMITTED]

SALES COMPARISON APPROACH - (CONTINUED)                                       68

The sales detailed above are compared and adjusted to the subject for pertinent items of difference as:

====================================================================================================================================
                                             SUMMARY OF IMPROVED SALES AND ADJUSTMENTS
====================================================================================================================================
Comp. Number                        Subject                 #1                #2               #3                #4               #5
Center Name                                             Vill @            Middle     North Hixson         Hillcrest           Ensley

                                                         Moody             Beach                                              Square

Grantor                                            FS Partners           Sembler      North Hixon         Hill. Ltd             Noro

Grantee                                           Birm. Realty           Secured       Amberjack.             Conf.           Branch

                                                                                            Lltd.

Cash Eq.Sale Price                                  $4,485,000        $5,775,000       $4,760,000        $6,490,000       $3,450,000

Date of Sale                       10/18/97            2/14/96            9/9/94           3/4/96            7/1/97         11/15/95

Gross Leasable Area                  58,040             60,800            69,877           63,270            76,365           60,630

Sale Price/Sq.Ft.                                       $73.77            $82.65           $75.23            $84.99           $56.90

NOI                                $454,959           $436,470          $582,000         $485,493          $625,636         $363,375

NOI                                   $7.84              $7.18             $8.33            $7.67             $8.19            $5.99

EGIM                                                      8.56              7.90             7.80              8.79             7.60
------------------------------------------------------------------------------------------------------------------------------------
ADJUSTMENTS                                                 #1                #2               #3                #4               #5

Conditions of Sale                                      Normal            Normal           Normal            Normal           Normal

                                                         $0.00             $0.00            $0.00             $0.00            $0.00

Market Conditions/Time                                    8.4%             15.5%             8.1%              1.5%             9.6%

@ 5% Per Year
====================================================================================================================================
Preliminary Adj. Price/Sq.Ft.                           $79.96            $95.46           $81.33            $86.26           $62.37
====================================================================================================================================
PHYSICAL                                                    #1                #2               #3                #4               #5
DIFFERENCES

NOI Adjustment                                            9.2%             -5.9%             2.2%             -4.3%            30.8%

Overall Adjustment                                       $7.36           ($5.63)            $1.79           ($3.71)           $19.21

Final Adjusted Price/Sq. Ft. of Bldg                    $87.32            $89.83           $83.12            $82.55           $81.58
====================================================================================================================================


                                                  H.J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       69

The sales were adjusted to the subject for the following items:

CONDITION OF SALE:            No adjustment indicated.

TIME: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.

NET OPERATING INCOME:         The comparable sales were adjusted to the subject
                              based on the difference in net operating income.
                              The physical and economic characteristics such as condition, age, vacancy, size, and location are reflected in a property's net operating income. As indicated in the following table, there is a direct relationship between the sale price per square foot and net operating income per square foot.

                    ===============================
                     SP/SF                   NOI/SF
                    -------------------------------
                    $73.77                   $7.18

                    $82.65                   $8.33

                    $75.23                   $7.67

                    $84.99                   $8.19

                    $56.90                   $5.99
                    ===============================

                              The adjustment for NOI is based on the following formula: the comparable sales NOI per square foot is subtracted from the subject's estimated NOI per square foot and the difference is divided by the comparable's NOI per square foot.

The comparable sales present an adjusted range of value from $81.58 to $89.83 per square foot. Most emphasis was placed on Sales No. 1 through No. 4, as they are most similar in terms of overall effective age. Based on this analysis, with consideration given to the non-terminability of the Winn Dixie lease and the subject's cross collateralization, the subject's value is estimated at $85.00 per square foot.

Based on these adjusted sales, the subject property is valued by direct comparison as:


58,040 Sq. Ft. GLA @ $85.00     =                           $4,933,400

                                Rounded                     $4,930,000


                                                  H.J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       70

The Effective Gross Rent Multipliers (EGIM) derived from the above sales are highlighted as:


                              SALE #                EGIM
                              ------                ----

                                1                   8.56

                                2                   7.90

                                3                   7.80

                                4                   8.79

                                5                   7.60

The Effective Gross Income Multipliers of the five comparable sales range from
7.6 to 8.79. Based on these sales, with consideration given to declining interest rates, the subject's EGIM is estimated at the high end of the range. The subject is valued by EGIM as:


$483,691 EGIM x 8.70       =                                        $4,208,112

                           Rounded                                  $4,210,000

Due to discrepancies between the sales and the subject property with regard to expense collections, expense ratios and reimbursement income, the price per square foot technique is considered the most reliable in this instance. Considering this factor, the concluded prospective market value estimate "At Stabilized Occupancy" by the Sales Comparison Approach is $4,900,000.


                                                  H.J. Porter & Associates, Inc.

RECONCILIATION AND FINAL VALUE ESTIMATES

Cost Approach .....................................................   $4,550,000

This approach is felt to be reliable, being based on a respected national cost service's figures as well as actual cost of other centers and the Developer's cost breakdown. The land value is based on commercial land sales from the subject's market area and is felt to be well supported. However, this approach does not mirror the actions of investors in properties similar to the subject. Therefore, this approach is given little consideration in the final value estimate.

Income Approach ...................................................   $5,060,000

This approach is felt to be most indicative of the subject's value. It best reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in today's market. Overall, this approach is afforded greatest consideration and is supported by the Market Approach.

Market Approach ...................................................   $4,900,000

This approach is based on the most recent sales of other neighborhood shopping centers. Due to discrepancies between the sales and the subject property with regard to expense collections, expense ratios and reimbursement income, the price per square foot technique is considered the most reliable in this instance. This approach is afforded less consideration than the Income Approach.

Based on the value indications summarized above, we are of the opinion that the subject's leased fee interest, has a prospective market value estimate "At Stabilized Occupancy" as of October 18, 1997, of:


                       FIVE MILLION FIFTY THOUSAND DOLLARS
                       -----------------------------------
                                  ($5,050,000)

               Divided As:

               Improvements                         $4,433,000
               Land                                 $  617,000
                                                    ----------
               Total                                $5,050,000


                                                  H.J. Porter & Associates, Inc.

VALUATION - "AS IS"                                                           72

The value "As Is" is calculated by subtracting the estimated value loss due to rent loss because the Winn Dixie and Revco leases have not yet commenced and rental payments are not yet being collected. According to the information supplied by the owner, the subject property is currently 100% leased. However, based on projections by a representative of the owner, it will be September 18, 1997, or approximately one month before the Winn Dixie lease commences. Based on review of the Revco (Big B) lease agreement, the Revco lease must commence within 30 days after the opening of the Winn Dixie Store, which is scheduled for September 18, 1997. The appraisers are unable to pinpoint a lease commencement date for Revco. Based on the information available and the fact that construction of interior trade fixtures has not yet begun within this space, lease commencement is projected for 30 days after the projected Winn Dixie commencement, or October 18, 1997. Thus, the projected commencement date is approximately two months from the date of inspection.

No vacancy factor is included for either of the above mentioned leases, as both are considered high credit, anchor tenants with long-term lease agreements. Winn Dixie is responsible for its own common area maintenance, taxes, and insurance. Thus, no deduction for lost CAM charges, taxes, or insurance is estimated for the Winn Dixie space. Also, due to the recent completion of the center, actual CAM charges for shopping center for the next two months will likely be nominal and have not been included in the rent loss on the Revco space. The rent loss is calculated by adding the lost revenue associated with the monthly minimum rent for both spaces. Based on projections, the center will suffer one month's rent loss from Winn Dixie and two months' rent loss from Revco. The rent loss is calculated as follows:

                              RENT LOSS CALCULATION

Winn Dixie (One Month's Base Rent)               $28,416.66
Revco (Two Month's Base Rent)                    $11,935.00
                                                 ----------
Total Estimated Rent Loss                        $40,351.66
Rounded                                          $40,000.00

Based on the above analysis, the subject has a concluded "As Is" market value estimate as of August 13, 1997, of:

Concluded Prospective Market Value
"At Stabilized Occupancy":                       $5,050,000

Less: Value Loss Associated with Rent Loss:      $   40,000
                                                 ----------

Concluded "As Is" Market Value Estimate:         $5,010,000


                                                  H.J. Porter & Associates, Inc.

                                  CERTIFICATION

We certify that, to the best of our knowledge and belief,...

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. Neither party signing this report has a present or prospective interest in the property that is the subject of this report, nor do they have any personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute and the applicable Real Estate Appraisers Board relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the applicable State Real Estate Appraisers Board. The undersigned state certified appraiser has met the requirements of the board that allow this report to be regarded as a 'certified appraisal'.

8. Howard J. Porter, Jr., MAI, CCIM, is currently certified under the continuing education program of the Appraisal Institute.

9. Howard J. Porter, Jr., MAI, CCIM, has not made a personal inspection of the property that is the subject of this report.


                                                  H.J. Porter & Associates, Inc.

                                                                              74
                           CERTIFICATION - (CONTINUED)

10. Matthew S. Rice, Associate, has made a personal inspection of the property that is the subject of this report.

11. No one provided significant professional assistance to the persons signing this report.

12. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

13. Based upon the foregoing investigations and analysis, it is our opinion that the subject property has leased fee market value estimates as follows:

     Prospective Market Value Estimate
     "At Stabilized Occupancy"
     As of October 18, 1997

                       FIVE MILLION FIFTY THOUSAND DOLLARS
                       -----------------------------------
                                  ($5,050,000)

     "As Is" Market Value Estimate
     As of August 13, 1997

                        FIVE MILLION TEN THOUSAND DOLLARS
                        ---------------------------------
                                  ($5,010,000)


/s/ Howard J. Porter                                  11/13/97
-----------------------------------------             ----------
Howard J. Porter, Jr., MAI, CCIM                      Date
Certified General Real Property Appraiser
Alabama Certificate #G51


/s/ Mattew S. Rice                                    11/13/97
-----------------------------------------             ----------
Mattew S. Rice, Associate                             Date
Certified General Real Property Appraiser
Florida Temporary Practice Permit #0001153


                                                  H.J. Porter & Associates, Inc.

EXHIBITS
         Location Map.............................................Facing Page 4
         Tax Map Location ........................................Facing Page 7
         Area Map ...............................................Facing Page 10
         Subject Photographs ................................... Facing Page 18
         Site Plan ..............................................Facing Page 20
         Land Sales Map .........................................Facing Page 33
         Rental Map .............................................Facing Page 39
         Improved Sales Map .....................................Facing Page 68

REAR EXHIBITS
         Korpacz Real Estate Investor Survey
         Engagement Letter
         Assumptions and Limiting Conditions
         Qualifications
         Certifications

                                                 H.J. Porter & Associates, Inc.

                                 LEASE SYNOPSIS

Tenant:                       Winn-Dixie Montgomery, Inc.

Area:                         44,000 Sq. Ft.

Term:                         20 years

Lease Commencement:           Projected by developer for September 18, 1997

Renewal Options:              6 option for 5 years each at same rent and terms

Minimum Rental:               $341,000/year, or $7.75/sf

Percentage Rent:              1% over natural breakpoint

Expenses:                     Winn-Dixie will be responsible for building and
                              grounds maintenance,ad valorem taxes, and property insurance on their delineated area. This is a triple net lease wherein the tenant is responsible for a expenses associated with the operation of the property.

Repairs by Landlord:          None
Repairs by Tenant:            All


Subletting:                   Tenant has right to use, vacate, assigned, sublet
                              in whole or part for retail food store or any other lawful use.

Subordination:                Yes

Non-Terminability:            This lease shall not terminate and the Tenant
                              shall not have any right to terminate this lease during the Term. Basic rent and all other sums payable by Tenant shall be paid without notice or demand, and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, or defense.

                              It is the intention of this lease that the obligations of the Tenant shall be separate and independent covenants and agreements, and that Basic Rent and all other sums payable by Tenant shall continue to be payable in all events, and that the obligations of Tenant shall continue unaffected.


                                                  H.J. Porter & Associates, Inc.

                                 LEASE SYNOPSIS

Tenant:                       Revco Drugs

Area:                         9,240 Sq. Ft.

Term:                         15 years

Lease Commencement:           Required to be within 30 Days after the opening of
                              Winn Dixie. The Winn-Dixie lease is projected by the developer to commence on September 18, 1997.

Renewal Options:              3 options for 5 years each

Minimum Rental:               Year One:      $7.75
                              Year Two:      $8.00
                              Years 3-15:    $8.25
                              Option 1:      $8.75
                              Option 2:      $9.25
                              Option 3:      $9.75

Percentage Rent:              2% over natural breakpoint

Expense Contributions:
         C.A.M.               Pro-rata share
         Tax                  Pro-rata share
         Insurance            Pro-rata share
         Structural Res.      None
         Management Fee       None

Utilities Paid By:            Tenant

Repairs by Landlord:          Roof, foundation, structural portions of the
                              building including exterior walls, exterior concealed plumbing.

Repairs by Tenant:            All interior components and mechanical equipment
                              plus exterior doors and plate glass.

Parking:                      5 spaces per 1,000 sf of leasable area

Subletting:                   Yes, with Lessor's written permission

Subordination:                Yes



                                                  H.J. Porter & Associates, Inc.

                                 LEASE SYNOPSIS

Tenant:                       M.G.A., Inc. (Movie Gallery)

Area:                         3,200 Sq. Ft.

Term:                         3 Years

Lease Expiration:             Mid-1997 (Exact commencement date not provided)

Renewal Options:              Two, three-year options

         Minimum Rent:        $10.00 per Sq. Ft.
         Option One:          $11.00
         Option Two:          $11.50

Percentage Rent:              None

Expense Contributions:

         C.A.M.               Pro-rata share
         Tax                  Pro-rata share
         Insurance:           Pro-rate share
         Structural Res.      None
         Management Fee       None

Repairs by Landlord:          Roof, exterior walls, foundation, sprinkler
                              systems, exterior canopies, and structural components.

Repairs by Tenant:            HVAC and interior repairs

Parking:                      No requirement

Subletting:                   Requires written permission from landlord

Remarks: Tenant has the right to terminate the lease by giving 30 days written notice if one or more of the largest anchors close for business.


                                                 H.J. Porter & Associates, Inc.

                                 LEASE SYNOPSIS

Tenant:                       Subway Real Estate Corp.

Area:                         1,600 Sq. Ft.

Term:                         5 Years

Lease Commencement:           Mid-1997 (Exact commencement date not provided)

Renewal Options:              Two, five-year options (if Winn Dixie does not
                              expand)

Minimum Rent:                 Years 1-3: $11.50 per Sq. Ft.
                              Years 4-5: $12.00 per Sq. Ft.

Percentage Rent:              None
Expense Contributions:
         C.A.M.                      Pro-rata share
         Tax                         Pro-rata share
         Insurance:                  Pro-rate share
         Structural Res.             $.05
         Management Fee              5% of the monthly minimum rent
         Cam Administration:         15%

Repairs by Landlord:          Roof, and exterior structural portions of the
                              building

Repairs by Tenant:            HVAC and interior repairs

Parking: Minimum of 3 spaces per 1,000 sq. ft. of gross floor area.

Subletting:                   Requires written permission from landlord

Subordination:                Yes

Remarks: Tenant may assign or sublet to any bona-fide Subway Licensee/Franchisee. Agreement in lease states that tenants' liability upon default shall not exceed six (6) month's base rent.



                                                 H.J. Porter & Associates, Inc.

=======
Korpacz
=======
NATIONAL STRIP SHOPPING CENTER MARKET

The trend toward investors focusing on retail acquisitions continues this quarter. They believe that since the prices of other property types have been bid up retail offers better relative values. "We're seeing the beginning of a run up in retail again," says one participant. The major interest tends to be on neighborhood and community centers.

     The optimum size of the ideal strip shopping center is 100,000 square feet to 130,000 square feet, but investors will also consider larger properties, especially if there is the potential to put in other anchor stores. such as Marshall's or T.J. Maxx. Although buyers prefer not to have centers that are smaller than 100.000 square feet some portfolios may have centers as small as 70,000 square feet and as large as 200.000 square feet. "But there you have to take good with bad." comments a participant. The supply of available strip centers is plentiful, but it is hard to find those of optimum size that are anchored by a market-dominant grocery store.

     The importance of the grocery anchor is based on its capability to generate traffic in the center, which greatly enhances the landlord's ability to lease the in-line stores. The traffic increases in-line store sales volume, which mitigates the risk of ownership and provides the investor with the requisite yield from such a center.

     The size of the grocery anchor is also significant in its competitive position. Although the optimum size varies by market, in major metropolitan areas between 50,000 square feet and 75,000 square feet is ideal. In smaller markets a 40,000-square-foot store can be successful. However, the older 25,000-square-foot stores are considered functionally obsolete.

     Over the next 12 months, prices in the national strip shopping center market are expected to remain stable or drop slightly. Survey participants put the average decrease at 1.78%.

     Key indicators in the national strip shopping center market support the expectation of stagnant values for the year. Again this quarter, the changes in indicators are small. The average discount rate (IRR)increased 2 basis points (see Table 7). This follows a 10basis-point decrease last quarter.

     The average overall cap rate (OAR) decreased 1 basis point to 9.34%. Highly desirable centers trade at cap rates between 8.00% and 10.00%, but most close at cap rates between 10.00% and 11.00%.

     Strip shopping centers have long been perceived to pose higher investment risk than regional malls, and both IRRs and going-in cap rates have reflected a premium for the higher risk. In fourth quarter 1996. however for the first time since we began tracking the national strip shopping center market in fourth quarter 1991, the average IRR, fell below the national regional mall market average IRR. This quarter the rates are 11.55% and 11.75% respectively.

     The strip shopping center OAR is still considerably higher than the regional mall rate. The spread between the two had narrowed during 1996. However, last quarter's 7-basis-point increase in the strip shopping center OAR widened the gap again. The current OAR premium is 127 basis points. It was 173 one year ago. By comparison, the national power center OAR is 9.58%, 26 basis points lower than the strip shopping center rate.

     Investors would like to acquire portfolios of neighborhood and community shopping centers that are located in one region, thus presenting the opportunity for management and leasing efficiencies. These are difficult to find, however, and are priced at a premium.|_|

TABLE 7
NATIONAL STRIP SHOPPING CENTER MARKET
SECOND QUARTER 1997


KEY INDICATORS                CURRENT QUARTER      LAST QUARTER      YEAR AGO
==========================  ==================== ================= =============
Discount Rate (RR)(a)
=========================== ==================== ================= =============
RANGE                          10.00%-14.00%       10.00%-14.00%   10.00%-14.00%
AVERAGE                           11.55%              11.53%          11.74%
CHANGE (Basis Points)               --                  +2             -19

==========================  ==================== ================= =============
Overall Cap Rate (OAR)(a)
==========================  ==================== ================= =============
RANGE                          8.25%-13.00%        8.25%-13.00%    8.25%-13.00%
AVERAGE                           9.84%               9.85%           9.90%
CHANGE (Basis Points)               --                  -1             -6

==========================  ==================== ================= =============
Market Rent Change Rate(b)
==========================  ==================== ================= =============
RANGE                          0.00%-6.00%         0.00%-6.00%     0.00%-6.00%
AVERAGE                           2.83%               2.73%           2.60%
CHANGE (Basis Points)               --                 +10             +23

==========================  ==================== ================= =============
Expense Change Rate(b)
==========================  ==================== ================= =============
RANGE                          0.00%-5.00%         0.00%-5.00%     2.00%-5.00%
AVERAGE                           3.58%               3.67%           3.99%
CHANGE (Basis Points)               --                  -9             -41

==========================  ==================== ================= =============
Residual Cap Rate
==========================  ==================== ================= =============
RANGE                          8.25%-12.00%        8.25%-12.00%    8.25%-13.50%
AVERAGE                           9.92%               9.92%           10.13%
CHANGE (Basis Points)               --                  0              -21

a. Rate on unleveraged, all-cash transactions
b. Initial rate of change

                      [H.J.Porter Associates - LETTER HEAD]
                                  July 31, 1997

Mr. Anthony Rokovich
Merrill Lynch
World Financial Center - North Tower
New York, NY 10281

                                            Re: Agreement for Appraisal Services

Dear Mr.  Rokovich:

Please allow this to serve as our proposal and agreement for appraised services on the properties described below.

PROPERTY TO BE APPRAISED

The real estate to be appraised is briefly described as:

59 West Shopping Center                        29 North, Shopping Center
700 Academy Drive                              1550 South U.S. Highway 29
Bessemer, AL                                   Cantonment, FL

Clanton Marketplus                             Nine Mile Plaza Shopping Center
Highway 31 & Ollie Avenue                      312 East Nine Mile Road
Clanton, AL                                    Pensacola, FL

Betts Crossing Shopping Center                 Parker Shopping Center
1441 Fox Run Parkway                           208 South Tyndal Parkway
Opelika, AL                                    Parker, FL

Opp Marketplace                                The "T" Shopping Center
507 E. Cummings Road                           17184 Front Beach Road
Opp, AL                                        Panama City Beach, FL

Greenbrier Station Shopping Center             Mandeville Marketplace
1408 Golden Springs Road                       619 N. Causeway Blvd.
Anniston, AL                                   Mandeville, LA

Russell; Crossing Shopping Center
U.S. Highway 280 and Stadium Drive
Phenix City, AL


      123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Rokovich
July 31, 1997
page 2

Purpose Of The Appraisal

These appraisal will be made to determine the market value of the leased fee interest of the subject real estate. The term "market value" is as defined in the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

Function Of The Appraisal

It is understood that these appraisals have been requested to function as an underwriting guide for mortgage loan purpose and for use in the securitization of the mortgage. Accordingly, these appraisals may be provided by Merril Lynch to potential investors in a securitization or other sale of the mortgage loan(s).

Scope Of The Appraisal

The scope of this assignment shall include, but not be limited to:

1) Personal contact with the owner or his representative to arrange an on-site inspection.
2)   On-site inspection of the site and improvements.
3)   Review of public records pertaining to the subject.
4) Research into public records and interviews with Realtors(r), management agent, owners, developers, and other appraisers as deemed pertinent, to locate comparable data.
5) Analysis of comparable data and completion of the Cost, Market, and Income Approaches to value as may be deemed applicable.

Report and Delivery

The appraisals will be complete analyses communicated in self-contained narrative reports with all supporting information and exhibits included.

The appraisals will be made in conformance with the Standards of Professional Practice and Code of Ethics of the Appraisal Institute. As such, the reports shall be subject to their review. The appraisals shall also conform to the Uniform Standards of Professional Appraisal Practice as set by the Appraisals Standards Board of the Appraisal Foundation.

The date of appraisals shall be made effective as of the dates of inspection. The reports will be addressed to Mr. Anthony Rokovich, Merrill Lynch. Additionally, the properties will be valued as of the estimated dates of completion of improvements and as of the estimated date of stabilized occupancy, as may be applicable.

Three (3) Copies of the completed reports will be delivered within four weeks of receipt of your authorization to proceed and the required information noted below.

Fee

Our fee for this assignment shall be Forty Six Thousand Dollars ($46,000) due and payable on delivery of the completed report. Any amount past due over sixty
(60) days shall be subject to a late charge of 1-1/2% per month.


                         H. J. Porter & Associates, Inc.

Mr. Rokovich
July 31, 1997
page 3

The fee charged is for the appraisal reports requested. Should revisions be requested due to a change in basic requirements by the client, an additional fee will be charged. Consultations and, if requested in advance, court testimony, stand by, depositions or pre-trial conferences will be charged at a per diem rate of One Thousand Dollars ($1,000.00). Should additional copies of the report be required, they will be made available on reasonable notice at a charge of One Hundred Dollars ($100.00) per copy.

Client Relationship

It is understood that Merrill Lynch is considered to be the Client of H.
J. Porter & Associates. Accordingly, it shall be responsible for payment of all fees due hereunder. Unless authorized in writing, the personnel of
H. J. Porter & Associates are not authorized to, nor will they divulge or discuss any of the findings or conclusions of the appraisal with anyone other than the client.

Information Required

In order to undertake this assignment we will need the following items for each property to begin work. It is my understanding that the borrower, Newton, Oldacre, McDonald will provide this information.

o    Legal name and address of owner.
o    Copy of all current leases on the subject property.
o Transaction data on any sales of the subject (or a portion thereof) during the past five (5) years.
o    Ad Valorem tax information.
o Insurance information including limits of coverage, carrier, annual premium, and agent.
o    Current year to date and prior three years income and expense history.
o    Survey and legal description of property to be appraised.
o    Plot plan.
o Results of any environmental site assessments or testing for hazardous materials.

Upon receipt of the information noted above and an executed copy of the agreement, we will begin work on this assignment. This proposal shall remain open for a period of one week from the above date. If not executed by that date the delivery time and fee quoted are subject to change.

Your choice of us for this assignment is appreciated.

                                            Yours very truly,

                                            By: /s/ David P. Mullins
                                            David P. Mullins, MAI
                                            H. J. Porter & Associates

The above terms and conditions are acceptable and you are authorized to proceed as of this ______ day of _______, 1997. It is understood that the fee agreed upon is due and payable on delivery of the report and by executing this agreement agree to responsibility for this fee.

                                            Client:
                                            By: /s/ Lawrence [ILLEGIBLE]
                                            ------------------------------
                                            Its: Director


                         H. J. Porter & Associates, Inc.

                       ASSUMPTIONS AND LIMITING CONDITIONS

1.   COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

     Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use. The report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in its entirety.

     Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

2.   CONFIDENTIALITY:

     The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

     This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser". No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

3.   INFORMATION USED:

     No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.

                                                 H.J. Porter & Associates, Inc.

4.   TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

     The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

5.   EXHIBITS:

     The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

6. LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICAL NATURE HIDDEN COMPONENTS, SOIL:

     No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

     The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

     The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or hidden structural, or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised appears firm, however subsidence in the area is unknown. The appraiser does not warrant against this condition or occurrence of problems arising from soil conditions.


                                                 H.J. Porter & Associates, Inc.

     The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

7.   RELATING TO THE AMERICAN WITH DISABILITIES ACT:

     The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

8.   LEGALITY OF USE:

     The appraisal is based on the premise that, there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

9.   COMPONENT VALUES:

     The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.



                                                 H.J. Porter & Associates, Inc.

10.  AUXILIARY AND RELATED STUDIES:

     No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming known to him.

11.  DOLLAR VALUES, PURCHASING POWER:

     The market value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

12.  INCLUSIONS:

     Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise stated.

13.  PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

     Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

14.  VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

     The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value" in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.



                                                 H.J. Porter & Associates, Inc.

     In cases of appraisals involving the capitalization of income benefits, the estimate of market value is a reflection of such benefits and appraiser's interpretation of income and yields and other factors derived from general and specific market information. Such estimates are as of the date of the estimate of value; they are thus subject to change if the market is naturally dynamic.

15.  MANAGEMENT OF THE PROPERTY:

     It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

16.  CONTINUING EDUCATION CURRENT:

     The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum of this program are awarded periodic certification. I am currently certified under the Appraisal Institute Voluntary Continuing Education Program.

17.  FEE:

     The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

18.  AUTHENTIC COPIES:

     The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

19.  HAZARDOUS MATERIALS:

     Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence or absence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

20. Unless otherwise noted within the attached report, there are no items of FF&E included in the reported value. Any equipment included with the property in the value are only those items that are considered as an integral part of the realty, even though technically they could be legally considered as personalty.


                                                 H.J. Porter & Associates, Inc.

21.  NOTE:

     ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.


                                                 H.J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                        HOWARD J. PORTER, JR., MAI, CCIM

CURRENT STATUS

Howard J. Porter, Jr., is involved in the appraisal of and consulting with owners of income producing real estate. He is President of H J Porter & Associates, Inc. with offices located at:

                           H. J. Porter & Assoc., Inc.
                           631 Stage Road/P.O. Box 28
                                Auburn, AL 36830
                                 (334) 826-8682

                       H.J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600

                       H.J. Porter & Assoc. of Montgomery
                               235 S. Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331


PROFESSIONAL AFFILIATIONS

Mr. Porter is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 5924). He has served as a member of the SREA Young Advisory Council (1977 & 1978). He served as President of the Birmingham SREA Chapter #106 (1983) and the Montgomery SREA Chapter #127 as President (1986-1987). He is a Realtor(R) Member and past Vice-President of the Lee County Association of Realtors(R), Lee County, AL. He holds the CCIM designation conferred by the Commercial Investment Real Estate Council of the National Association of Realtors(R). He is a member of the International Right of Way Association (Alabama Chapter #26) and is a panel member of the American Arbitration Association.

PROFESSIONAL EDUCATION STATUS

Mr. Porter has taken courses leading to professional designation as offered by the Appraisal Institute (AIREA) and the Society of Real Estate Appraisers (SREA) now merged as The Appraisal Institute. Additionally, he has credit for courses offered by the Real Estate Securities and Syndication Institute (RESSI) the Urban Land Institute (ULI), and the International Right of Way Association (IR/WA), and the Commercial Investment Real Estate Institute. Mr. Porter has also taken various seminars offered by SREA, AIREA, RESSI, IR/WA, Institute of Real Estate Management, and others.

The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum standards of this program are awarded periodic educational certification. He is currently certified under the Institute's voluntary continuing education program. Mr. Porter is currently a Certified General Real Property Appraiser in Alabama (Certificate #CG51) and a Certified Real Estate Appraiser in Georgia (Certificate #182).

HISTORICAL DATA

Howard J. Porter, Jr., was born in Birmingham, Alabama. He was educated in the Jefferson County School System and graduated from Auburn University. His major fields of study were Economics and Finance with a B.S. Degree in Business Administration.



                                                 H.J. Porter & Associates, Inc.

PROFESSIONAL QUALIFlCATIONS OF HOWARD J. PORTER. JR.

Mr. Porter has been a licensed Real Estate Broker in Alabama since 1972 and is a Realtor(R) Member of the Lee County Association of Realtors(R). From 1974 through 1983 he was involved with appraisals, market research, syndication and consulting on various types of real estate. From 1983 through 1985 he was President of a regionally active development company headquartered in Auburn, Alabama. In 1985, H.J. Porter & Associates, Inc. was re-established in Auburn, Alabama with affiliate offices in Birmingham and Montgomery, Alabama.

He has taught college level courses on appraisal principles and practices and USPAP, has served as an adjunct faculty member in the Auburn University Department of Community Planning, and is an appraisal instructor for the International Right of Way Association. He also has given talks to various real estate related groups throughout Alabama. Mr. Porter has developed, constructed, owned, and managed investment real estate for his own and affiliated partnership's account.

              REPRESENTATIVE APPRAISAL/CONSULTING CLIENTS INCLUDE:

GOVERNMENTAL                                   CORPORATE
------------                                   ---------
U.S. Internal Revenue Service                  Chrysler Realty Corp.
Jefferson County, AL                           McDonald's Corporation
Montgomery County, AL                          Norfolk Southern Railroad
State of Alabama DOT                           South Central Bell
U.S. Government Services Admin.                Diversified Products Corporation
U.S. Department of the Interior                INOUE SAKAE Co. (Japan)
U.S. Postal Service                            TIME/LIFE Corporation
Farmers Home Administration                    Baptist Medical Center (B'ham)
Birmingham Airport Authority                   Alabama Power Company
Auburn University                              Southern Natural Gas
State of Alabama Department of Revenue

LENDERS                                        DEVELOPMENT
-------                                        -----------
South Trust Bank                               Colonial Properties, Inc.
Federal National Mortgage Association          Helms-Roark Development
New York Life Insurance Co.                    Beisel-Moss Development
Provident Mutual Life                          Shannon, Strobel & Weaver
Washington Mortgage Financial                  Polar-BEK, Inc.
Columbus Bank & Trust Co.                      Southern Investment Properties
1st Interstate Mortgage(Chicago)               McWhorter & Co.
Nations Bank
AmSouth Bank
First Union Bank


Mr. Porter has appeared as an expert witness in Federal Court and Circuit Courts in various Alabama counties. He has served as a Probate Commissioner for the Jefferson County and Lee County Probate Courts.




                                                 H.J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                                 MATTHEW S. RICE

CURRENT STATUS

Matthew S. Rice is involved in the appraisal of and consulting with owners of income producing real estate. He is an Associate Appraiser with H.J. Porter & Associates, Inc., with offices located at:

                           H.J. Porter & Assoc., Inc.
                              631 Stage Road/Box 28
                                Auburn, AL 36830
                                 (334) 826-8682


                       H.J. Porter & Assoc. Of Birmingham
                        #14 Office Park Circle, Suite 230
                              Birmingham, AL 35223
                                 (334) 871-3600


                        H.J. Porter & Assoc of Montgomery
                               235 S. Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331

CERTIFICATION

Mr. Rice is currently a Certified General Real Property Appraiser in the State of Georgia (Certificate #4139) and the State of Alabama (Certificate #463).

EDUCATION

Mr. Rice is a 1985 graduate of the University of Georgia, with a degree in Economics. Professional education includes:


Course                                  Sponsor                      Location
------                                  -------                      --------
Real Estate Appraisal Principles        Appraisal Institute          Atlanta, Ga
Standards of Professional Practice      Appraisal Institute          Atlanta, GA
Appraisal Procedures                    Appraisal Institute          Atlanta, GA
Basic Income Capitalization             Appraisal Institute          Chicago, IL

PROFESSIONAL EXPERIENCE

Assignments include the valuation of commercial properties in twenty-five states throughout the Nation. The scope of Mr. Rice's experience includes the appraisal of office buildings, industrial properties, retail buildings, single-family subdivisions, mobile home parks, vacant land, self storage facilities, and multi-family developments. Additionally, Mr. Rice has performed market studies to determine demand for potential self storage development, and market studies to determine subdivision lot pricing and absorption.


                                                 H.J. Porter & Associates, Inc.